UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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RF Micro Devices, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders to be held August 1, 2006 and Proxy Statement
[2006: A Year of Growth]
RF Micro Devices, Inc.

RF MICRO DEVICES, INC.
7628 THORNDIKE ROAD
GREENSBORO, NORTH CAROLINA 27409-9421
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 1, 2006
Notice of Annual Meeting of Shareholders:
We hereby give notice that the Annual Meeting of Shareholders of RF Micro Devices, Inc. (the “Company”) will be held on Tuesday, August 1, 2006, at 1:30 p.m. local time, at the Greensboro-High Point Airport Marriott, One Marriott Drive, Greensboro, North Carolina, for the following purposes:
(1)	To elect eight directors for one-year terms and until their successors are duly elected and qualified.

(2)	To amend the Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

(3)	To (a) amend the 2003 Stock Incentive Plan to increase the number of shares authorized for issuance and (b) approve certain terms designed to preserve the tax deductibility of certain compensation paid under the 2003 Stock Incentive Plan, pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(4)	To adopt the 2006 Directors Stock Option Plan.

(5)	To adopt the Cash Bonus Plan.

(6)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

(7)	To transact such other business as may properly come before the meeting.
Under North Carolina law, only shareholders of record at the close of business on the record date, which is June 2, 2006, are entitled to notice of and to vote at the annual meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.
This proxy statement and the accompanying proxy card are being mailed to the shareholders of the Company on or about June 23, 2006. A copy of our 2006 Annual Report on Form 10-K containing our financial statements for the fiscal year ended March 31, 2006 (the “Annual Report”) is enclosed.

By Order of the Board of Directors

William A. Priddy, Jr.
Secretary
June 23, 2006
Your vote is important. Even if you plan to attend the meeting in person, please read the attached proxy statement carefully, and then complete, sign, date and return the enclosed proxy card or voting instruction form as soon as possible. You may also be able to vote your shares electronically over the Internet or by telephone. See the voting instructions included with this mailing or electronic distribution. Additional information regarding these voting methods is provided in the proxy statement and in the enclosed proxy. If you attend the meeting, you may revoke your proxy and vote your shares in person.

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TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders	i
Proxy Statement	2
General Information	2
Solicitation of Proxies	2
Voting Securities Outstanding	3
Proposal 1–Election of Directors	4
Nominees for Election of Directors	4
Corporate Governance	6
Independent Directors	6
Corporate Governance Guidelines	6
Codes of Ethics	6
Committees and Meetings	6
Procedures for Director Nominations	7
Shareholder Communications with Directors	9
Pre-Approval Policies and Procedures	9
Procedures for Reporting Complaints about Accounting and Auditing Matters	9
Compensation of Directors	9
Security Ownership of Certain Beneficial Owners and Management	11
Executive Officers	12
Executive Compensation	13
Report of the Compensation Committee	13
Compensation Committee Interlocks and Insider Participation	17
Summary Compensation Table	18
Stock Options	19
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	19
Option Grants in Last Fiscal Year	19
Equity Compensation Plan Information	20
Key Employee Retention Arrangements	21
Performance Graph	22
Proposal 2 — Amendment of Employee Stock Purchase Plan	24
Proposal 3 — Amendment of 2003 Stock Incentive Plan and Approval of Certain Plan Terms for Code Section 162(m) Purposes	27
Proposal 4 — Adoption of 2006 Directors Stock Option Plan	34
Proposal 5 — Adoption of Cash Bonus Plan	37
Proposal 6 — Ratification of Appointment of Independent Registered Public Accounting Firm	40
Report of the Audit Committee	41
Section 16(a) Beneficial Ownership Reporting Compliance	41
Certain Transactions	41
Proposals for 2007 Annual Meeting	42
Householding of Annual Meeting Materials	42
Financial Information	42
Other Business	43

RF MICRO DEVICES, INC.
7628 THORNDIKE ROAD
GREENSBORO, NORTH CAROLINA 27409-9421
PROXY STATEMENT
General Information
Solicitation of Proxies
The enclosed proxy, for use at the Annual Meeting of Shareholders to be held Tuesday, August 1, 2006, at 1:30 p.m. local time at the Greensboro-High Point Airport Marriott, One Marriott Drive, Greensboro, North Carolina, and any adjournment thereof (the “annual meeting” or the “meeting”), is solicited on behalf of the Board of Directors of RF Micro Devices, Inc. (the “Company”). The approximate date that the Company is first sending these proxy materials to shareholders is June 23, 2006. This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by the Company’s officers or employees. The Company will pay all expenses incurred in this solicitation. The Company will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners. The Company has retained the services of The Altman Group for a base fee of $2,400 to aid in the distribution of the proxy statement and annual report to shareholders. The Company may also retain The Altman Group to solicit proxies from institutional investors via telephone on behalf of the Company. If the Company were to retain The Altman Group to solicit proxies, the additional cost of a proxy solicitation could range from $4,500 to $6,500, plus additional out of pocket expenses.
The accompanying proxy is for use at the meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. Shares may be voted by either completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free telephone number. “Registered holders” who have shares registered in the owner’s name through the Company’s transfer agent may vote by returning a completed proxy card in the enclosed postage-paid envelope. For shares held in “street name,” that is, shares held in the name of a brokerage firm, bank or other nominee, a voting instruction form should be received from that institution by mail in lieu of a proxy card. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on Monday, July 31, 2006. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. If the voting instruction form does not reference Internet or telephone information, or if the shareholder prefers to vote by mail, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.
Shareholders who elected to access the proxy statement and Annual Report electronically over the Internet will be receiving an email with information on how to access the shareholder information and voting instructions. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers, for which the shareholder is responsible. Registered holders may also vote their shares in person at the annual meeting. In order to vote shares held in street name in person at the meeting, a proxy issued in the owner’s name must be obtained from the record holder and presented at the annual meeting.
The proxy may be revoked by the shareholder at any time before it is exercised by filing with the Company’s corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone) or by attending the meeting and electing to vote in person. All shares of the Company’s common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, properly executed and returned proxies will be voted in favor of the proposals. Management is not aware of any matters, other than those specified herein, that will be presented for action at the annual meeting. If other matters are properly presented at the annual meeting for consideration, the agents named on the proxy card will have the discretion to vote on those matters for you.
The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Brokers who are members of the New York Stock Exchange, Inc. (the “NYSE”) and who hold shares of the Company’s common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposals to elect directors and ratify the appointment of the independent registered public accounting firm are considered “discretionary” items. This means that brokers may vote in their discretion on these matters on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. The proposals to amend the Employee Stock Purchase Plan (the “ESPP”), amend the 2003 Stock Incentive Plan (the “2003 Plan”) and approve certain plan terms under the 2003 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), adopt the 2006 Directors Stock Option Plan (the “Directors Plan”), and adopt the Cash Bonus Plan (the “Bonus Plan”) are “non-discretionary” items, which means that brokers that have not received voting instructions from beneficial owners with respect to these matters may not vote on these proposals.
Assuming the existence of a quorum, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. The proposals to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, amend the ESPP, amend the 2003 Plan and approve certain plan terms for Code Section 162(m) purposes, adopt the Directors Plan, and adopt the Bonus Plan will be approved if the votes cast in favor of each respective proposal exceed the votes cast against it. Abstentions, shares that are withheld as to voting with respect to nominees for director and broker non-votes will be counted for determining the existence of a quorum, but will not be counted as a vote in favor of or against the proposals and, therefore, will have no effect on the outcome of the vote for any of the proposals presented at the meeting.
Voting Securities Outstanding

In accordance with North Carolina law, June 2, 2006 has been fixed as the record date for determining holders of common stock entitled to notice of and to vote at the meeting. Each share of the Company’s common stock issued and outstanding on June 2, 2006 is entitled to one vote on all proposals at the meeting, except for shares the Company holds in a fiduciary capacity, which may be voted only in accordance with the instruments creating the fiduciary capacity. Holders of shares of common stock vote together as a voting group on all proposals. At the close of business on June 2, 2006, there were 191,404,262 shares of the Company’s common stock outstanding and entitled to vote.

PROPOSAL 1- ELECTION OF DIRECTORS
Nominees for Election of Directors
Under the Company’s amended and restated bylaws, the Board of Directors consists of seven to nine members, as determined by the Board or the shareholders from time to time. Directors are elected annually to serve for one-year terms and until their successors are duly elected and qualified. All nominees presently serve as directors. Each director who is standing for re-election was elected to serve by the shareholders at the last regularly scheduled annual meeting. Dr. Leonberger, who currently serves as a director and a member of the Compensation and Governance and Nominating Committees, is not standing for re-election to the Board of Directors in 2006. There are no family relationships among any of our directors or officers. The Company intends that the proxyholders named in the accompanying proxy card will vote properly returned proxies to elect the eight nominees listed below as directors, unless the authority to vote is withheld. Although the Company expects that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, the Company expects that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by the Governance and Nominating Committee and approved by the Board of Directors or for the election of the remaining nominees recommended by the Governance and Nominating Committee and approved by the Board of Directors.
The names of the nominees for election to the Board, their principal occupations and certain other information, follow:

Dr. Albert E. Paladino	Age 73

Dr. Paladino was elected Chairman of the Board of Directors of the Company in August 2002 and has served as a director since 1992. Dr. Paladino is also a member of the Board of Directors of TranSwitch Corporation, a publicly traded developer of highly integrated digital and mixed signal semiconductor solutions for the telecommunications and data communications markets. In addition, since June 2001, he has served as a director of Paladino and Company, an international green building consulting firm. Dr. Paladino was Chairman of the Board of Directors of Telaxis Communications, a manufacturer of broadband wireless equipment for network access applications, from January 1992 until its acquisition by YDI Wireless, Inc. (now Terabeam, Inc.) in March 2003. He was a managing partner of Advanced Technology Ventures, a venture capital investment partnership, from 1981 through December 1998, and now is a private investor. Since May 2004, he has served on the Board of Advisors of Battelle Ventures, a venture capital firm. Prior to joining Advanced Technology Ventures, Dr. Paladino held senior management positions with Raytheon Corporation, GTE Laboratories, the National Institute of Standards and Technology and the Congressional Office of Technology Assessment.

Robert A. Bruggeworth	Age 45

Mr. Bruggeworth became President in June 2002 and Chief Executive Officer in January 2003. He was appointed to the Board of Directors in January 2003. He was Vice President of Wireless Products from September 1999 to January 2002 and President of Wireless Products from January 2002 to June 2002. Mr. Bruggeworth was employed at AMP Inc. (now Tyco Electronics), a supplier of electrical and electronic connection devices, from July 1983 to April 1999. He held a number of manufacturing and engineering management positions at AMP Inc. from July 1983 to July 1995. From July 1995 to April 1999, Mr. Bruggeworth served first as AMP Inc.’s Area Director Greater China, then as Vice President of Asia Pacific Operations and then as Divisional Vice President of Global Computer and Consumer Electronics based in Hong Kong, China. Mr. Bruggeworth is a member of the Board of Directors of LightPath Technologies, Inc., a publicly traded manufacturer of high performance fiber-optic components for the telecommunications industry.

Daniel A. DiLeo	Age 58

Mr. DiLeo was elected to the Board of Directors in August 2002. Mr. DiLeo was an Executive Vice President of Agere Systems, Inc., a manufacturer of semiconductor components and optoelectronics, from March 2001 to March 2002. He is currently the principal of Dan DiLeo, LLC, a consulting firm that he founded in March 2002. He served as President of the Optoelectronics Division of Lucent Technologies, Inc., a manufacturer of semiconductor components and optoelectronics, from November 1999 to February 2001, Vice President and Chief Operating Officer from June 1998 to October 1999 and Vice President of the wireless business unit from January 1995 to May 1998. Mr. DiLeo is a director of Data I/O Corporation, which designs and manufactures equipment and software to program devices for original equipment manufacturers. He also serves on an advisory board for Marlow Industries, a unit of II-VI Inc., a publicly traded compound material semiconductor device company.

Jeffery R. Gardner	Age 46

Mr. Gardner was appointed to the Board of Directors in November 2004. Since January 2006, Mr. Gardner has been the President and Chief Executive Officer of Windstream Communications, a spinoff of the landline business of ALLTEL Corporation that provides voice, broadband and entertainment services to customers in 16 states. From January 2000 to December 2005, Mr. Gardner was the Executive Vice President and Chief Financial Officer of ALLTEL. From August 1998 to January 2000, he was the Senior Vice President of Finance and the Treasurer at ALLTEL. Mr. Gardner has been in the communications industry since 1986 and joined ALLTEL in 1998 when ALLTEL and 360 Communications merged. At 360 Communications, Mr. Gardner held a variety of senior management positions, including: Senior Vice President of Finance, which included treasury, accounting and capital markets responsibilities; President of the Mid-Atlantic Region; Vice President and General Manager of the Las Vegas market; and Director of Finance.

David A. Norbury	Age 55

Mr. Norbury has been a member of the Board of Directors of the Company since 1992. Mr. Norbury served as Chief Executive Officer of the Company from September 1992 to January 2003 and as President from September 1992 to June 2002. Mr. Norbury served as President and Chief Executive Officer of Polylythics, Inc., a developer of semiconductor technology based in Santa Clara, California, from August 1989 to March 1991.

William J. Pratt	Age 63

Mr. Pratt, a founder of the Company, has been a member of the Board of Directors of the Company since its inception in 1991. He also served as President of the Company from February 1991to September 1992 and served as Chairman of the Board of Directors from September 1992 to August 2002. Mr. Pratt has served as Chief Technical Officer and Corporate Vice President since September 1992. Prior to such time, Mr. Pratt was employed for 13 years by Analog Devices, Inc., an integrated circuit manufacturer, as Engineering Manager and General Manager.

Erik H. van der Kaay	Age 66

Mr. van der Kaay was appointed to the Board of Directors in July 1996. He was Chairman of the Board of Symmetricom Inc., a publicly traded synchronization products company based in Irvine, California, from November 2002 until August 2003, and served as President and Chief Executive Officer of Datum Inc. (which merged with Symmetricom Inc. in October 2002) from April 1998 to October 2002. Mr. van der Kaay was employed with Allen Telecom, a telecommunications company based in Beachwood, Ohio, from June 1990 to March 1998, and last served as its Executive Vice President. He is also a director of Comarco, Inc., a publicly traded provider of advanced wireless technology tools and engineering services, and TranSwitch Corporation, a publicly traded developer of highly integrated digital and mixed signal semiconductor solutions for the telecommunications and data communications markets. In January 2004, Mr. van der Kaay joined the board of directors of Ball Corporation, a publicly traded supplier of metal and plastic packaging to the beverage and food industries and the parent company of Ball Aerospace & Technologies Corp.

Walter H. Wilkinson, Jr.	Age 60

Mr. Wilkinson has served as a director of the Company since 1992. He is the founder and a general partner of Kitty Hawk Capital, a venture capital firm established in 1980 and based in Charlotte, North Carolina. He is a member and past director of the National Venture Capital Association and is a past member and Chairman of the National Association of Small Business Investment Companies. Mr. Wilkinson serves or has served as a director of numerous venture-backed companies, both public and private. His entire career has been focused on assisting rapidly growing companies in a diversity of industries.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE
Independent Directors
In accordance with the listing standards of The Nasdaq Stock Market, Inc. and the Company’s Corporate Governance Guidelines, the Company’s Board of Directors must consist of a majority of independent directors. The Board has determined that Drs. Leonberger and Paladino and Messrs. DiLeo, Gardner, Norbury, van der Kaay and Wilkinson are independent under these Nasdaq listing standards. Each of the members of the Company’s Audit Committee, Compensation Committee and Governance and Nominating Committee has been determined by the Board to be independent under applicable Nasdaq listing standards and, in the case of the Audit Committee, under the independence requirements established by the Securities and Exchange Commission (the “SEC”).
Corporate Governance Guidelines
Effective July 2003 and as amended in June 2004, the Board implemented written Corporate Governance Guidelines designed to assist the Board in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, Board and committee meetings, executive sessions, director compensation, management succession, director continuing education and other matters. These Corporate Governance Guidelines are available in the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com. A shareholder may request a copy of the Corporate Governance Guidelines by contacting the Company’s Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.
Codes of Ethics
In February 2004, the Board adopted a Code of Business Conduct and Ethics to provide guidance on maintaining the Company’s commitment to high ethical standards. The Code of Business Conduct and Ethics applies to employees, officers, directors, agents and representatives of the Company and its subsidiaries. The Company also adopted a separate code of ethics applicable specifically to the Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and treasurer.
Copies of both of these codes are available in the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com or may be obtained by contacting the Company’s Investor Relations Department at the address set forth above. The Company will disclose any waivers of the codes applicable to the Company’s directors or executive officers on Form 8-K as required by Nasdaq listing standards or applicable law. Any waivers of either code for executive officers or directors may be made only by the Board or by a Board committee.
Committees and Meetings
The Board maintains three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Each committee operates under a written charter and reports regularly to the Board. A copy of each of these committee charters is available in the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com and may also be obtained by contacting the Company’s Investor Relations Department at the address set forth above.
Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee must be comprised of no fewer than three members, each of whom must satisfy membership requirements imposed by Nasdaq listing standards and the applicable committee charter. A brief description of the responsibilities of each of these committees, and their current membership, follows.
Compensation Committee
The Compensation Committee operates under a written charter adopted in June 2003 and most recently amended in January 2006. The Compensation Committee is appointed by the Board to exercise the Board’s authority concerning compensation of the Company’s officers and employees and administration of the Company’s stock-based and incentive compensation plans. In fulfilling its duties, the Compensation Committee has the authority to (a) evaluate and fix the compensation of the officers of the Company and its subsidiaries; (b) prepare the report on executive compensation that the rules of the SEC require to be included in the Company’s annual proxy statement; (c) make recommendations to the Board regarding annual retainer and meeting fees for the Board and committees of the Board, including compensatory stock awards to directors; and (d) discharge certain other responsibilities relating to the administration of the Company’s incentive and employee benefit plans. The Compensation Committee may condition its approval of any compensation on ratification by the Board if Board action is required by applicable law or otherwise deemed appropriate. The current members of the Compensation Committee are Drs. Leonberger and Paladino and Mr. Wilkinson (Chairman), none of whom is an employee of the Company and each of whom is independent under existing Nasdaq listing standards. See “Executive Compensation — Report of the Compensation Committee,” below.

Audit Committee
The Audit Committee operates under a written charter adopted in May 2000 and most recently amended in May 2006. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The current members of the Audit Committee are Messrs. DiLeo, Gardner and van der Kaay (Chairman), none of whom is an employee of the Company and each of whom is independent under existing Nasdaq listing standards and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Messrs. van der Kaay and Gardner each satisfy this definition. Messrs. van der Kaay and Gardner were each designated by the Board as an audit committee financial expert for fiscal year 2006. See “Report of the Audit Committee,” below.
Governance and Nominating Committee
The Governance and Nominating Committee operates under a written charter adopted in April 2003. The Governance and Nominating Committee is appointed by the Board to: (a) assist the Board in identifying individuals qualified to become Board members and to recommend to the Board the director nominees; (b) recommend to the Board the corporate governance, conflicts of interest and other policies, principles and guidelines applicable to the Company; and (c) lead the Board in its annual review of the Board’s performance. The current members of the Governance and Nominating Committee are Drs. Leonberger and Paladino (Chairman) and Messrs. DiLeo, Gardner, van der Kaay and Wilkinson, none of whom is an employee of the Company and each of whom is independent under existing Nasdaq listing standards. The Governance and Nominating Committee will consider written nominations of candidates for election to the Board properly submitted by shareholders. For information regarding shareholder nominations to the Board, see “Procedures for Director Nominations” and “Proposals for 2007 Annual Meeting,” below.
The Governance and Nominating Committee is also authorized by the Board to serve as the Qualified Legal Compliance Committee for purposes of Section 307 of the Sarbanes-Oxley Act of 2002 and the SEC’s standards for professional conduct for attorneys appearing and practicing before the SEC in the representation of the Company. In addition, the Governance and Nominating Committee is authorized by the Board to serve as the “TIDE” (Three-year Independent Director Evaluation) Committee and is responsible for reviewing and evaluating the Company’s shareholder rights plan, which is designed to enhance the Board’s ability to prevent an acquirer from depriving shareholders of the long-term value of their investment and to protect shareholders against attempts to acquire the Company by means of unfair or abusive takeover tactics, at least once every three years in order to determine whether the maintenance of the Rights Plan continues to be in the best interests of the Company and its shareholders. The Governance and Nominating Committee completed its initial evaluation of the Rights Plan in April 2004 and concluded that the Rights Plan continues to be in the best interests of the Company and its shareholders. It is expected that the next evaluation will be completed prior to the 2007 annual shareholders meeting.
Meeting Attendance
Under the Company’s Corporate Governance Guidelines, all directors are expected to make every effort to attend meetings of the Board, assigned committees and annual meetings of shareholders. All directors attended at least 75% of the Board meetings and assigned committee meetings during the fiscal year ended March 31, 2006. During fiscal 2006, the Board held seven regularly scheduled meetings and ten telephonic meetings, the Compensation Committee held nine meetings, the Audit Committee held five meetings, and the Governance and Nominating Committee held five meetings. All nine of the Company’s directors in office at the time of the 2005 annual meeting of shareholders attended the annual meeting.
Executive Sessions
Pursuant to the Company’s Corporate Governance Guidelines, independent directors are expected to meet in executive session at all regularly scheduled meetings of the Board with no members of management present. The Chairman of the Governance and Nominating Committee or the Chairman of the Board will preside at each executive session, unless the independent directors determine otherwise. During fiscal 2006, Dr. Paladino, as Chairman of the Board, presided at the executive sessions. During fiscal 2006, all of the independent directors met in executive session at each of the seven regularly scheduled Board meetings.
Procedures for Director Nominations
In accordance with the Company’s Corporate Governance Guidelines, members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, as well as business and other experience useful for the effective oversight of the Company’s business. The Governance and Nominating Committee is responsible for identifying, screening and recommending to the Board qualified candidates for membership. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board, and potential nominees will also be evaluated based on the other criteria identified in the Corporate Governance Guidelines. These minimum qualifications include, but are not limited to:
•	Substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company; and

•	Lack of any conflict of interest that would violate any applicable law or regulation or have any other relationship that, in the opinion of the Board, would interfere with the exercise of the individual’s judgment as a member of the Board or of a Board committee.
The Company also considers the following criteria, among others, in its selection of directors:
•	Economic, technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of the Company’s business;

•	Integrity, demonstrated sound business judgment and high moral and ethical character;

•	Diversity of viewpoints, backgrounds, experiences and other demographics;

•	Business or other relevant professional experience;

•	Capacity and desire to represent the balanced, best interests of the Company and its shareholders as a whole and not primarily a special interest group or constituency;

•	Ability and willingness to devote time to the affairs and success of the Company and to fulfilling the responsibilities of a director; and

•	The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.
The Governance and Nominating Committee is authorized to develop additional policies regarding Board size, composition and member qualification.
The Governance and Nominating Committee evaluates suggestions concerning possible candidates for election to the Board submitted to the Company, including those submitted by Board members (including self-nominations), shareholders and third parties. All candidates, including those submitted by shareholders, will be similarly evaluated by the Governance and Nominating Committee using the Board membership criteria described above and in accordance with applicable procedures. Once candidates have been identified, the Governance and Nominating Committee will determine whether such candidates meet the minimum qualifications for director nominees established in the Corporate Governance Guidelines and under applicable laws, rules or regulations. The Board, taking into consideration the recommendations of the Governance and Nominating Committee, is responsible for selecting the nominees for director and for appointing directors to fill vacancies.
The Governance and Nominating Committee has authority to retain and approve the compensation of search firms to be used to identify director candidates. The Governance and Nominating Committee has retained a third-party search firm to assist as necessary in the identification of future director candidates who meet the criteria outlined above.
As noted above, the Governance and Nominating Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with applicable SEC requirements, the Company’s bylaws and Corporate Governance Guidelines and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: (a) full name and address; (b) age; (c) principal occupation during the past five years; (d) current directorships on publicly held companies and registered investment companies; and (e) number of shares of Company common stock owned, if any. In addition, under the Company’s bylaws, as amended and restated effective June 1, 2004, a shareholder’s notice regarding a proposed nominee must include: (a) the name and address of the shareholder and the beneficial owner, if any, on whose behalf the nomination is made; (b) the number of shares of common stock owned by the shareholder and beneficial owner; (c) a description of the shareholder’s proposal; (d) any material direct or indirect interest that the shareholder or the beneficial owner may have in the nomination; (e) a representation that the shareholder is a holder of record of the Company’s common stock and intends to appear in person or by proxy to present the nominee; (f) the nominee’s consent to serve if elected; and (g) such additional information concerning the nominee as is deemed sufficient by the Board, or a properly authorized Board committee, to determine whether the nominee meets all minimum qualification standards or other criteria as may have been established by the Board or such properly authorized Board committee, or pursuant to applicable law, rule or regulation, for service as a director. Certain specific notice deadlines also apply with respect to submitting director nominees. See “Proposals for 2007 Annual Meeting,” below.
No candidates for director nominations were submitted to the Governance and Nominating Committee by any shareholder in connection with the annual meeting. Any shareholder desiring to present a nomination for consideration by the

Governance and Nominating Committee prior to the 2007 annual meeting must do so in accordance with the Company’s bylaws and policies. See “Proposals for 2007 Annual Meeting,” below.
Shareholder Communications with Directors
Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (and any non-audit service provided by any other accounting firm if the cost of the service is reasonably expected to exceed $100,000). The Audit Committee has established a pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent registered public accounting firm. The Chairman of the Audit Committee may specifically approve any service within the pre-approved audit and non-audit service category if the fees for such service exceed the maximum set forth in the policy, as long as the excess fees are not reasonably expected to exceed $25,000. Any such approval by the Chairman must be reported to the Audit Committee at its next scheduled meeting. The pre-approval fee levels for all services to be provided by the independent registered public accounting firm are reviewed annually by the Audit Committee.
Procedures for Reporting Complaints about Accounting and Auditing Matters
The Audit Committee has adopted procedures for receiving and handling complaints from employees and third parties regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees of complaints or concerns regarding questionable accounting or auditing matters. Employees or third parties may report their concerns by mail to the attention of the Company’s Compliance Officer, 7628 Thorndike Road, Greensboro, North Carolina 27409-9421 or by e-mail at complianceofficer@rfmd.com. If the Compliance Officer is the subject of the concern or the employee or third party otherwise believes that the Compliance Officer has not given or will not give proper attention to his or her concerns, the employee or third party may report his or her concerns directly to the Chairman of the Audit Committee. An employee or third party also may forward concerns on a confidential and/or anonymous basis to the Audit Committee by calling the Company’s toll-free Ethics and Compliance hotline at (888) 301-8647, which is operated by a third-party agency to ensure confidentiality, or by delivering a written statement setting forth his or her concerns in a sealed envelope addressed to the Chairman of the Audit Committee labeled “Confidential: To be opened by the Chairman of the Audit Committee only.”
Upon receipt of a complaint relating to the matters set forth above, the Compliance Officer (or Audit Committee Chairman, as the case may be) will promptly notify the Audit Committee. The Audit Committee will oversee the review of any such complaint and will maintain the confidentiality of an employee or third party complaint to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee. The Compliance Officer and the Chairman of the Audit Committee will maintain a log of all complaints received by them, tracking their receipt, investigation and resolution, and will prepare a periodic report summarizing the complaints for submission by the Audit Committee to the Board. The Compliance Officer and the Chairman of the Audit Committee will maintain copies of complaints and the complaint log for a reasonable time or for any period prescribed by the Company’s document retention policy but in no event for less than five years.
The Procedures for Reporting Complaints about Accounting and Auditing Matters are available in the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com or may be obtained by contacting the Company’s Investor Relations Department at the address set forth above.
Compensation of Directors
Cash Compensation
During fiscal 2006, each non-employee director of the Company received an annual retainer of $26,000 for his services as a member of the Board, except for the non-employee Chairman of the Board, who received an annual retainer of $81,000. All non-employee directors also received $2,500 for each regularly scheduled Board meeting attended. No meeting fees are paid for telephonic Board meetings that are not regularly scheduled. All non-employee members of the Board, excluding the Chairman of the Board, received $1,000 for each meeting attended for their services on the Compensation Committee, $1,000 for each meeting attended for their services on the Governance and Nominating Committee and $1,500 for each meeting attended for their services on the Audit Committee. The Chairmen of the Audit and Compensation Committees also received retainers of $5,000 and $3,000, respectively, for their services as Chairmen in addition to the applicable meeting fees. The Chairman of the Board served as the Chairman of the Governance and Nominating Committee and received no additional compensation for serving in that capacity. In addition, all directors were reimbursed for expenses incurred in their capacity as directors.
Immediately following the adjournment of the 2006 annual meeting, the standard non-employee director annual retainer will increase to $30,000 from $26,000 and the annual retainer for the non-employee Chairman of the Board will increase to $85,000 from $81,000. In addition, the annual committee chairman retainers for the Chairmen of the Audit and Compensation Committees will increase to $10,000 and $7,500 from $5,000 and $3,000, respectively. The Board and Committee meeting fees will remain unchanged from fiscal 2006. These increases were implemented as a result of a competitive pay analysis performed by a consultant retained by the Compensation Committee and are designed to maintain the compensation for the Company’s non-employee directors at or near the median levels paid by other companies in the Company’s peer group. (See “Retention of Compensation Consultant,” below.) These changes were approved by the Board, upon recommendation of the Compensation Committee, following review and consideration of the consultant’s analysis.
Equity Compensation
Under the current Non-employee Directors’ Stock Option Plan, as amended through June 13, 2003, each non-employee director who is first elected or appointed to the Board is eligible to receive a non-qualified option to purchase 20,000 shares of the Company’s common stock at the closing sales price of the common stock on the date immediately preceding the date of grant, which grant is made on the fifth business day after the date of election or appointment to the Board (the “Initial Option”). Each participating non-employee director who is re-elected also receives an annual non-qualified option grant for 20,000 shares of common stock at the closing sales price of the common stock on the date immediately preceding the date of grant, which grant is made on the fifth business day after the date of re-election to the Board (the “Annual Option”). Each of the Initial Options and the Annual Options have a ten-year term and vest in three equal installments on the date of grant and on each of the first and second anniversaries of the date of grant. Generally, if a non-employee director terminates service on the Board for any reason, he may exercise the vested portion of an Initial or Annual Option until the earlier of (i) the expiration of the 24-month period following the date of such termination of service or (ii) the expiration of the term of the Initial or Annual Option.
Non-employee directors are also eligible to receive discretionary stock-based awards under the Company’s 2003 Plan. See “Equity Compensation Plan Information — Other Employee Benefit Plans,” below. In November 2005, discretionary equity awards were made to the non-employee directors who served as Chairman of the Board and Chairmen of the Audit and Compensation Committees during fiscal 2006 in the form of stock option grants in the amounts of 15,000, 10,000 and 10,000 shares, respectively, with an option price equal to the fair market value of the Company’s common stock at the time of grant. These awards were made in recognition of the substantial additional time and responsibility required of them in order to fulfill their duties as chairmen. These options have a ten-year term and vest in two installments over one year.
Upon the recommendation of the Compensation Committee, the Board of Directors has approved a new non-employee directors’ stock option plan, the Directors Plan, which is subject to shareholder approval at the annual meeting (see “Proposal 4 — Adoption of 2006 Directors Stock Option Plan,” below). Under the terms of the new Directors Plan, the size of the Initial Option for newly elected or appointed non-employee directors would be increased to 50,000 shares from 20,000 shares. Initial Options granted under the Directors Plan would have a term of 10 years and vested options may be exercised at any time during that period. However, an Initial Option would terminate if a participant’s service as a director is terminated for cause. The other material terms and conditions of the Initial Option generally would remain unchanged.
Under the terms of the new Directors’ Plan, the Annual Option for each non-employee director who is re-elected would be increased to 25,000 shares from 20,000 shares, except for the non-employee Chairman of the Board, who would receive an Annual Option for 30,000 shares. The Annual Option would vest and become exercisable immediately on the date of grant. With respect to a new director who is first appointed or elected at an annual meeting of the shareholders, no Annual Option will be granted until the next annual meeting (assuming such director is re-elected at such annual meeting). With respect to a new director who is appointed or elected other than at an annual meeting of shareholders, the number of shares covered by the first Annual Option otherwise to be granted following the next annual meeting of shareholders (assuming the director is re-elected at such annual meeting) would be reduced on a pro rata basis for each calendar quarter (or portion thereof) since the preceding annual shareholders meeting in which such a director was not in office. Like the Initial Option, an Annual Option granted under the Directors’ Plan would have a term of 10 years, although the option would terminate if a participant’s service as a director is terminated for cause. The other material terms and conditions of the Annual Option generally would remain unchanged.
The changes reflected in the Directors Plan are in part the result of a competitive pay analysis performed by a consultant retained by the Compensation Committee and are designed to maintain compensation for the Company’s non-employee directors at or near the median levels paid by other companies in the Company’s peer group. (See “Retention of Compensation Consultant,” below.) These changes were approved by the Board, upon recommendation of the Compensation Committee, following review and consideration of the consultant’s analysis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of June 2, 2006 by (a) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Company’s common stock, (b) each director and nominee for director, (c) the Named Executives (as defined in “Summary Compensation Table,” below), and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of June 2, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of all listed shareholders is c/o RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares (1)	Percent of Class

Mazama Capital Management, Inc. (2)	23,093,675	12.07%
Robert A. Bruggeworth (3)	1,338,010	*
Steven E. Creviston (4)	652,431	*
Daniel A. DiLeo (5)	66,666	*
Jeffery R. Gardner (6)	26,666	*
Dr. Frederick J. Leonberger (7)	67,566	*
Jerry D. Neal (8)	1,124,627	*
David A. Norbury (9)	818,988	*
Dr. Albert E. Paladino (10)	265,835	*
William J. Pratt (11)	1,364,680	*
William A. Priddy, Jr. (12)	839,553	*
Erik H. van der Kaay (13)	299,666	*
Walter H. Wilkinson, Jr. (14)	417,558	*
Directors and executive officers as a group (16 persons) (15)	7,717,623	3.93%

*	Indicates less than one percent

(1)	As noted above, shares of common stock subject to options exercisable within 60 days of June 2, 2006 are included. On March 24, 2005, the Board of Directors approved the accelerated vesting of certain unvested and “out-of-the-money” stock options held by current employees, executive officers and non-employee directors with exercise prices greater than $5.31 per share, which was the closing sales price of the Company’s common stock on the Nasdaq National Market on March 24, 2005.

(2)	Based upon information set forth in a Schedule 13G filed with the SEC on January 26, 2006 by Mazama Capital Management, Inc., reporting sole power to vote or direct the vote of 13,678,473 shares and sole power to dis-
pose or direct the disposition of 23,093,675 shares. The address of Mazama Capital Management, Inc. is One Southwest Columbia Street, Suite 1500, Portland, Oregon 97258.

(3)	Includes 1,050,260 shares of common stock issuable upon the exercise of stock options.

(4)	Includes 399,680 shares of common stock issuable upon the exercise of stock options.

(5)	Includes 66,666 shares of common stock issuable upon the exercise of stock options.

(6)	Includes 26,666 shares of common stock issuable upon the exercise of stock options.

(7)	Includes 66,666 shares of common stock issuable upon the exercise of stock options.

(8)	Includes 1,037,232 shares of common stock issuable upon the exercise of stock options.

(9)	Includes 66,666 shares of common stock issuable upon the exercise of stock options.

(10)	Includes 140,835 shares of common stock issuable upon the exercise of stock options.

(11)	Includes 624,736 shares of common stock issuable upon the exercise of stock options.

(12)	Includes 590,045 shares of common stock issuable upon the exercise of stock options.

(13)	Includes (a) 251,666 shares of common stock issuable upon the exercise of stock options and (b) 48,000 shares of common stock held by The van der Kaay Trust, as to which Mr. van der Kaay shares voting and dispositive power jointly with his spouse.

(14)	Includes 284,666 shares of common stock issuable upon the exercise of stock options.

(15)	Includes 4,836,547 shares of common stock issuable upon the exercise of stock options.

EXECUTIVE OFFICERS
The Company’s current executive officers are as follows:

Name	Age	Title

Robert A. Bruggeworth	45	President and Chief Executive Officer
Barry D. Church	44	Vice President, Corporate Controller and Principal Accounting Officer
Steven E. Creviston	42	Corporate Vice President of Cellular Products Group
Jerry D. Neal	61	Executive Vice President of Marketing and Strategic Development
William J. Pratt	63	Chief Technical Officer and Corporate Vice President
William A. Priddy,Jr.	45	Chief Financial Officer, Vice President, Finance and Administration and Secretary
Suzanne B. Rudy	51	Vice President, Corporate Treasurer, Compliance Officer and Assistant Secretary
James D. Stilson	59	Corporate Vice President of Operations
Gregory J. Thompson	43	Vice President of Sales
Certain information with respect to the Company’s executive officers is provided below. Officers are appointed to serve at the discretion of the Board. Information regarding Messrs. Bruggeworth and Pratt is included in the director profiles set forth above.
Barry D. Church began his employment with the Company in March 1998. From March 1998 until August 1998, Mr. Church was Manager of Financial Planning, from August 1998 until September 2001 he was Controller, and since September 2001 he has served as Vice President, Corporate Controller and Principal Accounting Officer of the Company. In addition to his tenure at the Company, Mr. Church has 13 years experience in various financial positions at Sara Lee Corporation and AT&T, Inc.
Steven E. Creviston began his employment with the Company in December 1994 as Strategic Account Manager. From May 1997 to May 1999, Mr. Creviston was Director of Account Management, from June 1999 to April 2001 he was Product Line Director, from May 2001 to May 2002 he was Divisional Vice President and, since May 2002, he has been the Corporate Vice President of Wireless Products. In April 2004, Mr. Creviston’s title was changed to Corporate Vice President of Cellular Products Group.
Jerry D. Neal, a founder of the Company, served as Vice President of Marketing from May 1991 to January 2000 and was Executive Vice President of Sales, Marketing and Strategic Development from January 2000 to January 2002. In January 2002, Mr. Neal became Executive Vice President of Marketing and Strategic Development. Prior to joining the Company, Mr. Neal was employed for ten years with Analog Devices, Inc. as Marketing Engineer, Marketing Manager and Business Development Manager. Mr. Neal served as a director of the Company from February 1992 to July 1993.
William A. Priddy, Jr. became Chief Financial Officer and Vice President, Finance and Administration in July 1997 and Secretary in July 2003. He was Controller from December 1991 to December 1993, Treasurer and Controller from December 1993 to May 1999, and Vice President of Finance from December 1994 to July 1997. Prior to joining the Company, Mr. Priddy was employed for five years with Analog Devices, Inc. in various positions in finance and marketing.
Suzanne B. Rudy became Vice President and Corporate Treasurer in November 2002 and Compliance Officer and Assistant Secretary in January 2004. She was Corporate Treasurer from May 1999 until November 2002. Prior to joining the Company, Ms. Rudy was employed for eight years at Precision Fabrics Group Inc. as Controller and for six years at BDO Seidman, LLP, most recently as a Tax Manager.
James D. Stilson joined the Company in January 2004 as the Corporate Vice President of Operations. From July 1999 to January 2004, Mr. Stilson was the President of ASE Korea, Inc., a semiconductor assembly and test solution provider. From November 1997 to July 1999, he was the General Manager of Motorola Korea Ltd., which was purchased by the ASE Group to form ASE Korea, Inc. From April 1995 to November 1997, he was the Assistant General Manager of Motorola Korea Ltd.
Gregory J. Thompson became the Company’s Vice President of Sales in January 2003. From October 1993 to October 1996, he was a Marketing Engineer, and from October 1996 to January 2003, he was the Director of Worldwide Sales for the Company. Prior to joining the Company, Mr. Thompson held various technical sales and management positions with Teledyne Industries and Eaton Corporation.

EXECUTIVE COMPENSATION
Report of the Compensation Committee
The objectives of the Company’s compensation program are to enhance the Company’s ability to recruit and retain qualified management, motivate executives and other employees to achieve established performance goals and ensure an element of congruity between the financial interests of the Company’s management and its shareholders. In fiscal year 2006, the Compensation Committee considered the following factors in setting the compensation of the Company’s executive officers:
•	The overall operating performance of the Company during the fiscal year, as well as: (a) the degree of progress that each business unit made in achieving its long-term strategic goals; (b) new products in development, scheduled for introduction or recently introduced; (c) Company performance in relation to its industry competitors; and (d) productivity improvements.

•	Individual performance appraisals of the executive officers and their contributions toward the Company’s performance goals and other objectives as established by the Board and the Compensation Committee, including a subjective evaluation of each executive officer’s: (a) vision and strategy with respect to their individual business responsibilities; (b) energy level and ability to motivate and influence others; (c) self-development and development of subordinates; and (d) execution of assigned tasks.

•	The level of achievement by the executive officers and all employees collectively in accomplishing five specific goals for fiscal year 2006: (a) ensure further customer adoption of the Company’s GSM/EDGE POLARIS™ TOTAL RADIO™ transceivers and modules and increase EDGE market share; (b) increase power amplifier market share; (c) grow Bluetooth® revenue within the handset market and beyond; (d) further reduce production cycle time and product development cycle time; and (e) improve final test yields.

•	The compensation packages for executives who have similar positions and levels of responsibility at other publicly held U.S. manufacturers of radio frequency components and system level solutions and other relevant products in related appropriate markets.
The Compensation Committee believes that competition for qualified executives in the radio frequency components and system level solutions and wireless products industries is extremely strong and that to attract and retain such persons, the Company must maintain an overall compensation package that is competitive with those offered by its peer companies.
Compensation arrangements under the Company’s current compensation program may include up to four components: (a) a base salary; (b) a discretionary and formula-based cash bonus program; (c) the grant of equity incentives in the form of stock options and/or restricted stock awards; and (d) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the Company’s 401(k) plan. The Company also has entered into change in control agreements with certain executive and other officers of the Company, including each of the Named Executives. See “Key Employee Retention Arrangements,” below. The Chief Executive Officer’s salary, bonus and equity incentive awards are established by the Compensation Committee. Recommendations regarding the base salary, bonuses and stock option or other equity awards of the Company’s executive officers, other than Mr. Bruggeworth, are made to the Compensation Committee by Mr. Bruggeworth, but are subject to Compensation Committee review, modification and approval.
To assist it in overseeing compensation practices, the Compensation Committee periodically requests Company Human Resource Department personnel to gather compensation data for Compensation Committee review. The Company also is a member of certain human resources-focused industry groups that accumulate detailed data regarding position descriptions, responsibilities and compensation for all levels of employees within the technology industries. The Company also purchases databases containing information on public companies. The Compensation Committee, working with Company management and the compensation consultant retained by the Compensation Committee (see “Retention of Compensation Consultant,” below), selects a subset of this data that the Compensation Committee believes is most applicable to the Company, given its size and certain other industry reporting characteristics, as a peer group for comparative purposes. The members of the peer group may include some of the same companies included in the peer groups referenced in the “Performance Graph,” below. Data from all these sources is used in setting the overall base salary, bonus and other performance-based compensation levels for all Company executive officers.
Retention of Compensation Consultant
During fiscal 2006, the Compensation Committee conducted a broad search for a compensation consulting firm to assist the Committee with executive and non-employee director compensation matters. The Committee selected the firm of DolmatConnell & Partners, Inc. (“DC&P”). This choice was based, among other factors, on the perceived depth of experience in the technology industry of DC&P’s principals.

During fiscal 2006, DC&P performed a review and analysis of the Company’s recent past and current compensation policies and practices. This analysis covered not only the Company’s top executives, but also certain policies pertaining to all Company employees. DC&P’s work included, but was not limited to, an analysis of and recommendations for: (a) establishing a more accurate compensation peer group of comparable companies, given the changing environment in the markets the Company serves; (b) executive compensation base salaries; (c) short-term cash incentive plan for executives and managers; (d) long-term equity incentive plans; and (e) non-employee director and non-employee Chairman of the Board compensation. The Compensation Committee anticipates that during fiscal 2007, DC&P’s services will be used for these and other areas of the Company’s compensation programs for all employees and its non-employee directors.
Base Salaries
Individual salaries for executive officers are annually reviewed and established by the Compensation Committee. In determining individual salaries, the Compensation Committee considers the scope of job responsibilities, individual contributions, labor market conditions, peer data and the Company’s overall annual budget guidelines for merit and performance increases. The Company’s objective is to deliver base compensation levels for each executive officer at or near the median for the comparable position of the Company’s peer group. For fiscal year 2006, the Compensation Committee believes that base salaries for the Company’s Named Executives were at or near the median base salaries of the peer group comparable positions. For fiscal year 2007, adjustments to the base salaries of the Named Executives have been made so that they remain at or near the mean of the peer group comparable positions.
Annual Cash Incentive Opportunities
A large part of each executive officer’s potential total cash compensation is intended to be variable and dependent upon Company performance. For fiscal year 2006, annual cash bonus award opportunities were determined directly from (a) two objective performance-based measures: (i) growth of revenues over that of the previous year and (ii) the level of operating profit, plus (b) a subjective, discretionary component. During fiscal year 2006, each executive officer was eligible for a cash bonus computed using a formula based on these two objective performance-based measures and the individual’s pay tier. Adjustments may be made to operating profit to eliminate the effects of generally non-recurring, one-time events that may include but are not limited to the sale of investments in securities of other companies, acquisition-related expenses, sale or disposal of assets no longer in service, and certain non-cash equity compensation charges reported under SFAS 123(R). The same criteria are used for executive officers as for all other employees, except for the discretionary component for certain executive officers. For fiscal year 2006, the Company’s Named Executives earned total cash bonus awards that were at approximately the same level as a percentage of bonus target as bonuses earned by all other Company employees. See “Proposal 5 — Adoption of Cash Bonus Plan,” below.
For fiscal year 2006, the Company’s compensation program was structured to provide each executive officer with the opportunity to earn, through a combination of base salary and bonus awards, total cash compensation at the 75th percentile level of the peer group comparable position. The Compensation Committee believes that the total cash compensation for the Company’s Named Executives as a group was significantly below the peer group 75th percentile target for comparable positions due to the fact that the Named Executives did not earn 100% of their target bonuses for fiscal year 2006.
Equity Incentive Awards
The Compensation Committee believes that substantial equity ownership encourages management to take actions favorable to the long-term interests of the Company and its shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of executive officers. The Company grants unvested equity-based awards to most of its newly hired, full-time employees, and many employees are periodically eligible thereafter for additional equity awards based on management’s and the Compensation Committee’s evaluation of their performance. The Compensation Committee believes that equity awards provide important medium-term and long-term incentives for non-employee directors, executive officers and all employees to align their interests with the interests of the Company’s shareholders.
Stock options and restricted stock awards granted to the Named Executives in fiscal 2006 are included under the headings “Summary Compensation Table” and “Option Grants in Last Fiscal Year,” below. Stock option awards generally vest over four years and restricted stock awards generally vest over five years, subject to continued employment, with the objective of encouraging employees to remain employed at the Company and to work diligently to maximize future shareholder value. However, in the event of termination of employment other than for cause (unless the administrator of the 2003 Plan determines otherwise), options and restricted stock awards granted in fiscal 2006 to certain executive and other officers of the Company, including the Named Executives, generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of the Company, and with respect to such options, the vested portions of such options will be exercisable for the full option term. The Compensation Committee determined that such awards were appropriate in recognition of the past performance of certain executive and other officers and to encourage current decision-making that will continue to benefit the Company after such individual has retired. The Company also provides its employees with the opportunity to purchase common stock through the Company’s ESPP. See “Employee Benefit Plans” and “Proposal 2 —Amendment of Employee Stock Purchase Plan,” below.

The 2003 Plan, which the Company’s shareholders approved at the 2003 annual meeting of shareholders, provides for the issuance of the sum of (i) 9,250,000 shares of common stock, (ii) any shares of common stock remaining available as of the 2003 Plan effective date for issuance under the Company’s prior stock incentive plans and (iii) any shares of common stock subject to an award granted under a prior plan if the award is forfeited, cancelled, terminated or otherwise lapses or expires. Such shares may be granted through various types of equity awards, including incentive stock options, non-qualified stock options and restricted stock awards. The Company has historically made annual equity awards to a broad base of Company employees. In its fiscal year 2006 annual awards program, the Company granted equity-based performance incentive awards in the form of stock options and restricted stock awards for approximately 3,713,000 shares to approximately 240 Company employees, including the Named Executives. See “Employee Benefit Plans” and “Proposal 3 — Amendment of 2003 Stock Incentive Plan and Approval of Certain Plan Terms for Code Section 162(m) Purposes,” below.
Additional Awards
The Compensation Committee may, and has done so in the past, grant additional short-term or long-term cash or equity awards to recognize increased responsibilities or special contributions to the Company, attract new employees to the Company or retain key employees. During fiscal 2006, the Compensation Committee granted restricted stock awards to three of the Named Executives to reward them for past performance and as a retention device for future service. These awards were made for several reasons, but particular consideration was given to the leadership of the recipients in resolving a difficult technical problem and ensuring the Company met the demand for key products in a supply constrained environment in order to serve and retain several major customers. These special restricted stock awards are included under the headings “Summary Compensation Table” and “Option Grants in Last Fiscal Year,” below.
Option Exchange Program
At the Company’s 2005 annual meeting of shareholders, the shareholders approved a stock option exchange program for eligible Company employees, excluding the Company’s five most highly compensated officers, members of its Board of Directors, consultants, and former and retired employees. Under the exchange program, eligible employees were given the opportunity to exchange certain of their outstanding stock options previously granted to them at exercise prices ranging from $5.38 to $87.50, for new options to be granted on or as soon as practicable after the first business day after expiration of the exchange offer. The ratio of exchanged eligible options to new options was two-to-one, meaning that one new option share was issued in exchange for every two canceled option shares. As a result of the exchange program, approximately 9.4 million old options were canceled (with exercise prices ranging from $6.84 to $87.50) on August 5, 2005 and approximately 4.7 million new options were granted under the Company’s 2003 Plan on August 8, 2005 with an exercise price of $6.06 (the closing price of the Company’s common stock as reported by the Nasdaq National Market on the trading date immediately preceding the date the new options were granted). The new options generally will vest and become exercisable over a two-year period, with 25% of each new option generally becoming exercisable after each six-month period of continued service following the grant date.
Chief Executive Officer Compensation
For fiscal year 2006, the Compensation Committee established the compensation of Robert A. Bruggeworth, the Chief Executive Officer of the Company, using the same criteria applicable to other executive officers of the Company. In addition, in setting Mr. Bruggeworth’s compensation for fiscal year 2006, the Compensation Committee focused on Mr. Bruggeworth’s ability to communicate effectively with the Board and the Company’s key customers and suppliers, as well as his leadership effectiveness with the other members of the executive management team. During fiscal year 2006, Mr. Bruggeworth earned a base salary of $535,794 and a cash bonus of $227,525. See “Annual Cash Incentive Opportunities,” above. Mr. Bruggeworth was awarded stock options and restricted stock awards as detailed under the headings “Summary Compensation Table” and “Option Grants in Last Fiscal Year,” below. The increase in Mr. Bruggeworth’s base salary for fiscal year 2006 reflects that this was the third full fiscal year in which Mr. Bruggeworth held the positions of both President and Chief Executive Officer of the Company, and was designed to align his base salary more closely with the median salaries of chief executive officers in the peer group comparables. It also reflects the Compensation Committee’s recognition of his efforts in leading the management team through a challenging but successful year. See “Base Salaries,” above. The Compensation Committee believes, based on its review of publicly available information concerning the Company’s public competitors, as well as the use of the other data available from the compensation surveys described above, that Mr. Bruggeworth’s compensation is well within the range of compensation provided to executives of similar rank and responsibility in the Company’s industry.
Chief Executive Officer Compensation Tally Sheet
As a part of its comprehensive review of executive compensation for fiscal year 2006, the Compensation Committee engaged DC&P to prepare a tally sheet affixing dollar amounts to all components of Mr. Bruggeworth’s fiscal year 2006 compensation, including base salary, bonus, equity and long-term incentive compensation, the dollar value to Mr. Bruggeworth and cost to the Company of any perquisites and other personal benefits, and the projected payout obligations under several potential severance and change-in-control scenarios. The tally sheet is reproduced on the following page.

Compensation Component	Amount Earned/Granted for Fiscal Year 2006

Annual Compensation, Benefits, and Other Compensation
Base Salary	$535,794	(1)
Annual Cash Incentive	$227,525	(1)
Executive Perquisites	$0	(2)
Deferred Compensation	$0	(3)
Supplemental Retirement Benefit	$0	(4)
Company 401(k) Contributions	$9,156	(5)
Long-Term Incentive Awards
Stock Options	$1,251,563	(6)
Restricted Stock	$1,389,300	(7)
Estimated Total Compensation Package	$3,413,338

Estimated Severance Payment Obligations
Scenario 1: Estimated severance payment upon termination of employment without cause	$0	(8)
Scenario 2: Estimated severance payment upon termination of employment for cause	$0
Scenario 3: Estimated payment upon termination of employment following a change in control of the Company (double trigger):
Estimated Cash Severance	$1,358,155
Estimated In-The-Money Value of Unvested Equity Compensation	$3,134,638
Estimated Value of Benefits Continuation	$19,011
Total	$4,511,804	(9)

(1)	See above for a discussion of Mr. Bruggeworth’s compensation.

(2)	No executive perquisites are offered to Mr. Bruggeworth.

(3)	A non-qualified deferred compensation plan is not offered to Mr. Bruggeworth.

(4)	A supplemental retirement plan is not offered to Mr. Bruggeworth.

(5)	Reflects amount contributed by the Company during fiscal year 2006 to the account of Mr. Bruggeworth under the Company’s 401(k) plan.

(6)	The grant value is calculated using the Black-Scholes valuation model. Options vest and become exercisable in four equal installments on the first four anniversaries of the date of grant.

(7)	The value shown is the number of shares subject to Mr. Bruggeworth’s restricted stock awards multiplied by the closing market price of the common stock on the trading day immediately prior to the date of grant. Restricted stock awards generally vest over a period of five years, although 150,000 restricted shares awarded to Mr. Bruggeworth in fiscal year 2006 vest over a period of four years. Any dividends paid on the Company’s common stock would not be paid on the restricted shares prior to vesting and the shares may not be voted prior to vesting.

(8)	In the event of termination of employment other than for cause (and unless the administrator of the 2003 Plan determines otherwise), options and restricted stock awards granted to certain executive and other officers of the Company, including the Named Executives, generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of the Company and, with respect to such options, the vested portions will be exercisable for the full option term.

(9)	See “Key Employee Retention Arrangements,” below for a full discussion of severance obligations. Payment obligations were estimated as of 2006 fiscal year end using the closing stock price on the last day of the fiscal year. Includes severance payments in the event of a change in control equal to the sum of: (a) two times Mr. Bruggeworth’s then current base salary; (b) two times the average annual incentive bonus earned in the prior three fiscal years (FY 2006, 2005, and 2004); (c) the value of continuing health, welfare and other benefits; (d) the in-the-money value of all outstanding stock options held by Mr. Bruggeworth which would become immediately vested and exercisable; and (e) the value of all unvested restricted shares held by Mr. Bruggeworth with respect to which all restrictions would lapse. Mr. Bruggeworth would also be entitled to “gross-up payments” to cover the amount of the excise tax, as well as any related income taxes, interest and penalties if payments owed under a change in control agreement are deemed excess parachute payments for U.S. federal income tax purposes.
Based upon this review and taking into account the other factors set forth above, the Compensation Committee believes that Mr. Bruggeworth’s aggregate total compensation (and, in the case of severance and change-in-control scenarios, the potential payouts), as well as the various components of such compensation, are reasonable and not excessive.

Code Section 162(m)
In general, compensation in excess of $1,000,000 paid to any of the Named Executives may be subject to limitations on deductibility by the Company under Code Section 162(m). The limits on deduction do not apply to performance-based compensation that satisfies certain requirements. The Compensation Committee did not adopt any specific policies with respect to Section 162(m) for fiscal 2006, although both the 2003 Plan and its predecessor, the 1999 Stock Incentive Plan (the “1999 Plan”), are structured to comply with Section 162(m) to the extent practicable. For fiscal 2007, the Compensation Committee and the Board have approved a short-term cash incentive plan (subject to shareholder approval) that is designed to comply with Section 162(m). See “Proposal 5 – Adoption of Cash Bonus Plan,” below.
This report has been prepared by members of the Compensation Committee. Current members of this committee are:
Walter H. Wilkinson, Jr. (Chairman)
Dr. Frederick J. Leonberger
Dr. Albert E. Paladino
Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee has ever served as an officer or employee of the Company. No interlocking relationships exist between the Company’s current Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Summary Compensation Table
The summary compensation table presents information relating to the total compensation during fiscal years 2006, 2005 and 2004, of the current Chief Executive Officer and the four next most highly compensated executive officers (the “Named Executives”).

		Annual Compensation		Long-Term Compensation
				Restricted	Securities
	Year	Salary	Bonus	Stock	Underlying	All Other
				Awards	Options	Compensation
Name and Principal Positions	(1)	($)	($) (2)	($) (3)	(#) (4)	($) (5)

Robert A. Bruggeworth	2006	535,794	227,525	1,389,300	370,000	9,156
President and Chief	2005	460,385	0	232,000	150,000	7,933
Executive Officer	2004	404,231	174,628	339,200	150,000	6,240

William J. Pratt	2006	303,057	107,886	161,190	165,000	0
Chief Technical Officer and	2005	286,846	0	156,600	95,000	0
Corporate Vice President	2004	277,030	193,697	220,480	95,000	0

Jerry D. Neal	2006	298,046	106,598	161,190	165,000	2,364
Executive Vice President of	2005	281,846	0	156,600	105,000	5,843
Marketing and Strategic	2004	272,031	117,517	220,480	95,000	4,958
Development

William A. Priddy, Jr.	2006	285,047	103,257	621,390	165,000	8,552
Chief Financial Officer,	2005	267,692	0	156,600	100,000	8,031
Vice President, Finance and	2004	247,846	107,070	228,960	100,000	4,983
Administration and Secretary

Steven E. Creviston	2006	272,137	114,939	774,790	150,000	5,625
Corporate Vice President of	2005	247,115	0	156,600	95,000	5,106
Cellular Products Group	2004	206,923	89,391	220,480	95,000	4,708

(1)	The Company uses a 52-week or 53-week fiscal year ending on the Saturday closest to March 31 in each year. Fiscal years 2006 and 2005 were 52-week years and fiscal year 2004 was a 53-week year. For purposes of this proxy statement, each fiscal year is described as ending on March 31.

(2)	The Compensation Committee has implemented a bonus program pursuant to which bonuses may be awarded to executive officers from time to time in amounts based on the attainment of specified performance goals and the Compensation Committee’s evaluation of each executive officer’s contributions. See “Report of the Compensation Committee,” above.

(3)	The value shown is the number of shares subject to each Named Executive’s restricted stock awards multiplied by the closing market price of the common stock on the day of grant. Restricted stock awards generally vest over a period of five years and any unvested portion of such awards is generally forfeited upon termination of employment. However, in the event of termination of employment other than for cause, the restricted stock awards granted in each of fiscal 2006, 2005, and 2004 to each Named Executive generally will continue to vest over a period of five years as if the Named Executive had remained an employee of the Company (unless the administrator of the 2003 Plan determines otherwise). At fiscal 2006 year end, the total number and value (based on the closing market price of the common stock on the last trading day of the fiscal year) of shares subject to restricted stock awards that were held by the Named Executives were as follows: Mr. Bruggeworth, 287,750 shares valued at $2,143,038; Mr. Pratt, 82,250 shares valued at $477,913; Mr. Neal, 83,500 shares valued at $488,725; Mr. Priddy, 147,875 shares valued at $1,045,569; and Mr. Creviston, 164,375 shares valued at $1,188,294. The values given do not reflect the fact that the shares subject to such awards are restricted. Any dividends paid on the common stock would not be paid on the restricted shares prior to vesting, and the shares may not be voted prior to vesting.

(4)	These options have an exercise price equal to the fair market value of the common stock at the time of grant and generally vest and become exercisable in four equal installments on the first four anniversaries of the date of grant. However, in the event of termination of employment other than for cause (and unless the administrator of the 2003 Plan determines otherwise), options and restricted stock awards granted in each of fiscal 2006, 2005, and 2004 to certain executive and other officers of the Company, including the Named Executives, generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of the Company and, with respect to such options, the vested portions will be exercisable for the full option term.

(5)	Reflects amounts contributed by the Company during the applicable fiscal year to the accounts of the Named Executives under the Company’s 401(k) plan.

Stock Options
The following table provides information concerning options for the Company’s common stock exercised by each of the Named Executives during fiscal year 2006 and the value of the options held by each Named Executive at the end of the fiscal year.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Shares Underlying		Value of Unexercised
	Shares	Valued	Unexercised Options		In-the-Money Options
	Acquired on	Realized	at Fiscal Year-End (#)(2)		at Fiscal Year-End ($)(3)
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert A. Bruggeworth	0	0	1,050,260	370,000	1,209,550	991,600
William J. Pratt	0	0	624,736	165,000	1,032,554	442,200
Jerry D. Neal	50,000	234,725	1,067,232	165,000	3,876,476	442,200
William A. Priddy, Jr.	0	0	590,045	165,000	867,885	442,200
Steven E. Creviston	0	0	399,680	150,000	555,562	402,000

(1)	Value represents the difference between the option price and the market value of the common stock on the date of exercise.

(2)	These options have an exercise price equal to the fair market value of the common stock at the time of grant and generally vest and become exercisable in four equal installments on the first four anniversaries of the date of grant. However, on March 24, 2005, the Board of Directors approved the accelerated vesting of certain unvested and “out-of-the-money” stock options held by current employees, executive officers and non-employee directors with exercise prices greater than $5.31 per share, which was the closing sales price of the Company’s common stock on the Nasdaq National Market on March 24, 2005. In the event of termination of employment other than for cause (and unless the administrator of the 2003 Plan determines otherwise), options and restricted stock awards granted in fiscal 2006 to certain executive and other officers of the Company, including the Named Executives, generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of the Company and, with respect to such options, the vested portions will be exercisable for the full option term.

(3)	Value represents the difference between the option price and the market value of the common stock at fiscal year-end.
The following table sets forth certain information concerning stock options granted to each of the Named Executives during fiscal year 2006.
Option Grants in Last Fiscal Year
Individual Grants

					Potential Realized
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to	Exercise or		Price Appreciation for
	Options	Employees in	Base	Expiration	Option Term (2)
Name	Granted (#)(1)	Fiscal Year	Price ($/Sh)	Date	5% ($)	10% ($)

Robert A. Bruggeworth	370,000	4.43	5.97	8/9/2015	1,401,219	3,539,611
William J. Pratt	165,000	1.97	5.97	8/9/2015	624,868	1,578,475
Jerry D. Neal	165,000	1.97	5.97	8/9/2015	624,868	1,578,475
William A. Priddy, Jr.	165,000	1.97	5.97	8/9/2015	624,868	1,578,475
Steven E. Creviston	150,000	1.79	5.97	8/9/2015	568,062	1,434,978

(1)	These options have an exercise price equal to the fair market value of the common stock at the time of grant and generally vest and become exercisable in four equal installments on the first four anniversaries of the date of grant, subject to continued employment. However, in the event of termination of employment other than for cause (and unless the administrator of the 2003 Plan determines otherwise), options and restricted stock awards granted in fiscal 2006 to certain executive and other officers of the Company, including the Named Executives, generally will continue to vest pursuant to the same vesting schedule as if such individual had remained an employee of the Company and, with respect to such options, the vested portions will be exercisable for the full option term. On March 24, 2005, the Board of Directors approved the accelerated vesting of certain unvested and “out-of-the-money” stock options held by current employees, executive officers and non-employee directors with exercise prices greater than $5.31 per share, which was the closing sales price of the Company’s common stock on the Nasdaq National Market on March 24, 2005.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (generally ten years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The five percent and ten percent assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company’s estimate or projection of the future common stock price.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of March 31, 2006 relating to the Company’s equity compensation plans, under which grants of stock options, restricted stock and other rights to acquire shares of the Company’s common stock may be granted from time to time.

	(a)	(b)	(c)
			Number of securities
			remaining available for future
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column(a))

Equity compensation plans approved by security holders	24,452,977	$7.38	4,460,044 (1)

Equity compensation plans not approved by security holders (2)	171,133	$2.53	315,482

Total	24,624,110	$7.34	4,775,526

(1)	The total shares available for future grant may be issued pursuant to restricted stock awards granted under the Company’s 2003 Plan and the Company’s 1999 Plan. The shares shown in column (c) may be the subject of awards other than options, warrants or rights granted under the 2003 Plan and the 1999 Stock Incentive Plan.

(2)	For a more detailed description of these plans, please see “Non-Shareholder Approved Plans,” below.
Non-Shareholder Approved Plans
Individual Option Agreements with Certain Non-Employee Directors
In October 1998, the Company granted options to purchase an aggregate of 120,000 shares (as adjusted for stock splits) to certain directors outside of the current Non-employee Directors’ Stock Option Plan. The weighted average exercise price for the currently outstanding options is $2.61. These options were granted at an option price equal to the fair market value at the time of grant, have ten-year terms and vested in three annual installments.
RF Nitro Communications, Inc. 2001 Stock Incentive Plan
In connection with the Company’s acquisition of RF Nitro in fiscal year 2002, the Company assumed outstanding options to purchase an aggregate of 34,767 shares of common stock and an outstanding restricted stock award for 17,356 shares of common stock issued under the RF Nitro Communications, Inc. 2001 Stock Incentive Plan. The 2001 Stock Incentive Plan provides for the grant of incentive and non-qualified options and restricted stock awards to key employees, non-employee directors and consultants. The weighted average exercise price for the currently outstanding options is $2.16. The terms may be adjusted upon certain events affecting the Company’s capitalization.
Resonext Communications, Inc. 1999 Stock Plan
In connection with the Company’s acquisition of Resonext in fiscal year 2003, the Company assumed outstanding options to purchase an aggregate of 621,753 shares of common stock issued under the Resonext Communications, Inc. 1999 Stock Plan. The 1999 Stock Plan provides for the grant of incentive options and non-qualified options to key employees and consultants. The weighted average exercise price for the currently outstanding options is $2.47. The terms may be adjusted upon certain events affecting the Company’s capitalization.
Other Employee Benefit Plans
The discussion which follows describes the material terms of the Company’s principal equity plans (in addition to those described above).
2003 Stock Incentive Plan. The 2003 Plan, which the Company’s shareholders approved at the 2003 annual meeting of shareholders, currently provides for the issuance of the sum of (i) 9,250,000 shares of common stock, (ii) any shares of common stock remaining available as of the 2003 Plan effective date for issuance under the Company’s prior stock incentive plans and (iii) any shares of common stock subject to an award granted under a prior plan if the award is forfeited, cancelled, terminated or otherwise lapsed or expired. Awards that may be granted under the plan include incentive options and non-qualified options, stock appreciation rights, restricted stock awards and restricted units, and performance awards and performance units. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting the Company’s capitalization. No awards may be granted under the plan after July 21, 2013. The plan is administered by the Compenation Committee upon delegation from the Board. Under the terms of the plan, the Compensation Committee has authority to take action with respect to the plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award. See “Proposal 3 – Amendment of 2003 Stock Incentive Plan and Approval of Certain Plan Terms for Code Section 162(m) Purposes,” below.
1999 Stock Incentive Plan. The 1999 Plan provides for the issuance of a maximum of 16,000,000 shares of common stock (as adjusted to reflect stock splits) pursuant to awards granted under the plan. Awards may include incentive options and non-qualified options, stock appreciation rights, and restricted stock awards and restricted units. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting the Company’s capitalization. The 1999 Plan is also administered by the Compensation Committee and was replaced by the 2003 Plan.
1997 Key Employees’ Stock Option Plan. The Company’s 1997 Key Employees’ Stock Option Plan provides for the grant of incentive options and non-qualified options to purchase common stock to key employees and independent contractors in the Company’s service. The aggregate number of shares of common stock that may be issued pursuant to options granted under the plan may not exceed 10,400,000 shares (as adjusted to reflect stock splits), subject to adjustment upon certain events affecting the Company’s capitalization. This plan is also administered by the Compensation Committee.
The Company, from inception through March 31, 2006, had granted options to employees, including the Named Executives, and consultants, for 52,790,858 shares of common stock under the Company’s stock incentive plans, of which options for 16,290,338 shares have been exercised and options for 14,980,165 shares have been cancelled. The exercise prices for outstanding options granted to employees under the plans range from $0.11 to $83.34 per share, with a weighted average exercise price of $7.22 per share. The weighted average exercise price of all outstanding options under the Company’s stock option plans (including those that the Company assumed in the RF Nitro and Resonext mergers) is $7.34. The Company also has granted restricted stock awards for a total of 2,103,753 shares of restricted stock under the 2003 Plan, the 1999 Plan and the RF Nitro Communications, Inc. 2001 Stock Incentive Plan.
Employee Stock Purchase Plan. The Company’s ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This plan is intended to encourage stock ownership through means of payroll deductions. All U.S. full-time employees (including officers) and all other employees (except for certain part-time and seasonal employees) are eligible to participate after being employed for three months. Directors who are not employees are not eligible to participate. An aggregate of 4,000,000 shares of common stock (as adjusted to reflect stock splits) has been reserved for offering under the ESPP, subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure.
The Company makes no cash contributions to the ESPP but bears the expenses of its administration. The ESPP is administered by the Compensation Committee, which has authority, among other things, to establish the number and duration of the purchase periods during the term of the ESPP and to interpret the terms of the ESPP. See “Proposal 2 – Amendment of Employee Stock Purchase Plan,” below.
Retirement Plan. All U.S. full-time employees generally are eligible to participate in the Company’s qualified 401(k) plan. Each employee is eligible to participate immediately upon hire up to certain maximum limitations imposed by the Code. An employee is fully vested in the employer contribution portion of the plan after completion of five continuous years of service. Employer contributions to the plan are made at the discretion of management and the Board.
KEY EMPLOYEE RETENTION ARRANGEMENTS
The Company has entered into change in control agreements with certain executive and other officers of the Company, including the Named Executives. The terms and conditions of the change in control agreements are substantially the same, except for certain differences in Mr. Bruggeworth’s and Mr. Priddy’s agreements that are described below. Each change in control agreement will continue in effect until the earliest of: (a) the end of three years after the effective date of the agreement if no change in control has occurred, subject to automatic renewal for additional one-year periods unless the Company gives notice to the individual that it does not wish to extend the agreement; (b) the termination of the individual’s employment with the Company for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by the Company and the individual of all obligations under the change in control agreement.
Under the terms of each change in control agreement, if a change in control of the Company occurs while the executive or other officer is an employee of the Company, and a qualifying termination of his or her employment with the Company occurs within the two-year period following the change in control, then the individual is entitled to certain compensation payments and benefits. A “qualifying termination” means the Company’s termination of the individual’s employment for a reason other than death, disability, retirement or cause, or the individual’s termination of his or her employment for “good reason” (which includes a material reduction in duties and responsibilities or salary, the failure of the Company to continue certain benefits and certain relocations).
Effective June 9, 2005, each change in control agreement was amended to make certain technical changes to the definition of “change in control.” As amended, a “change in control” is deemed to have taken place upon the occurrence of certain events, including the acquisition by a person or entity of 40% or more of the outstanding common stock of the Company, the merger or consolidation of the Company with or into another corporation in which the holders of common stock immediately prior to the merger or consolidation have voting control over less than 60% of the surviving corporation outstanding immediately after such merger or consolidation, the sale of all or substantially all of the assets of the Company or a change in the composition of a majority of the Board of the Company within a 12-month period unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.
The change in control agreements for Mr. Bruggeworth and Mr. Priddy provide that, upon a qualifying termination after a change in control, the Company will pay a severance benefit in periodic installments over the two years following the termination equal to the sum of (a) two times the highest annual rate of base salary during the 12-month period before termination plus (b) two times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination. The change in control agreements for the remaining executive and other officers provide that, upon a qualifying termination after a change in control, the Company will pay a severance benefit in periodic installments over the one-year period following the termination equal to the sum of (a) one times the highest annual rate of base salary during the 12-month period before termination plus (b) one times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination. All of the change in control agreements also provide that, in the event of a qualifying termination after a change in control, the individual will receive a lump-sum cash amount equal to accrued salary and bonus payments, a pro rata portion of the annual bonus for the year of termination and any accrued vacation pay.
In addition, the agreements provide that upon a qualifying termination after a change in control, all Company stock options, stock appreciation rights or similar stock-based awards held by the executive or other officer will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by the Company will be removed and such awards will be fully vested. These individuals also would be entitled to “gross-up payments” equal to the amount of excise taxes, income taxes, interest and penalties if payments owed under a change in control agreement are deemed excess parachute payments for federal income tax purposes. The change in control agreements also provide that the Company will continue to provide for one year (or two years for Mr. Bruggeworth and Mr. Priddy) the same level of medical, dental, vision, accident, disability and life insurance benefits upon substantially the same terms and conditions as existed prior to termination and will provide such individual with one additional year (or two additional years for Mr. Bruggeworth and Mr. Priddy) of service credit under all non-qualified retirement plans and excess benefits plans in which the individual participated at termination.
The change in control agreements also provide that the executive and other officers are subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the individual fails to comply with any of these provisions, he or she will not be entitled to receive any payment or benefits under the agreement.
PERFORMANCE GRAPH
The following graph compares, for the five-year period beginning March 31, 2001, the “cumulative total return” to the Company’s shareholders as compared with the return of the Nasdaq Stock Market Index (U.S. Companies) (the “Nasdaq Market Index”) and the Nasdaq Electronic Components Index (the “Electronic Components Index”), the Company’s industry index. The graph was prepared using information provided by Research Data Group Inc. in San Francisco, California. “Cumulative total return” has been computed assuming an investment of $100 at the beginning of the period indicated in the Company’s common stock and the stock of the companies included in the Nasdaq Market Index and the Electronic Components Index, and assuming the reinvestment of dividends.
The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The stock price performance depicted in the graph is not necessarily an indicator of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG RF MICRO DEVICES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

Total Return Index for:	3/31/01	3/31/02	3/31/03	3/31/04	3/31/05	3/31/06
RF Micro Devices, Inc.	100.00	153.16	51.40	72.39	44.66	74.01
Nasdaq Stock Market (U.S. Companies)	100.00	103.30	76.98	113.28	113.71	134.68
Nasdaq Electronic Components Stocks	100.00	107.98	56.23	95.06	79.04	86.79
Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on 3/31/2001.

PROPOSAL 2 – AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN
The Compensation Committee and the Board of Directors have unanimously approved the amendment of the ESPP to increase the number of shares authorized for issuance under the ESPP from 4,000,000 shares to 8,000,000 shares (subject to adjustment for anti-dilution purposes), subject to shareholder approval of the increase at the annual meeting. The ESPP is intended to give eligible employees an opportunity to acquire shares of the Company’s common stock and to continue to promote the Company’s best interests and enhance its long-term performance. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and thus to permit participants to be eligible to receive favorable tax treatment with respect to shares acquired under the ESPP, as described below.
The following summary describes the material terms of the ESPP and is qualified in all respects by reference to the terms of the ESPP, as amended and restated effective February 8, 2006, a copy of which may be obtained from the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com, or by contacting the Company’s Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. Shareholders should refer to the ESPP for more complete and detailed information about the ESPP.
Shares Reserved For the ESPP
The aggregate number of shares of common stock which may be purchased under the ESPP currently may not exceed 4,000,000 shares, although, as noted above, the Board has recommended that this number be increased by 4,000,000 shares to a total of 8,000,000. See “Proposed Amendment to the ESPP,” below. The number of shares issuable under the ESPP and the terms of purchase rights, or “options,” are subject to adjustment in the event of mergers, consolidations, stock dividends, stock splits, reverse stock splits or other changes in the Company’s outstanding common stock in accordance with plan terms. Shares issued under the ESPP will be authorized but unissued shares.
If, on any purchase date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the ESPP, the Company will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as practicable and equitable, so that the number of shares offered for purchase during any purchase period may not exceed the number of shares then available under the ESPP. In addition, the maximum number of shares that may be purchased during any single purchase period may not exceed 500,000 shares (subject to adjustment as provided in the ESPP) and, if the number of shares subject to options that would otherwise be granted during a purchase period based on accumulated payroll deductions exceeds 500,000 shares, then the Company will make a pro rata allocation of the number of shares subject to each participant’s option for that purchase period in as uniform a manner as practicable and equitable so as not to exceed the 500,000 share limitation for any purchase period.
Administration; Amendment and Termination
The ESPP is administered by the Compensation Committee of the Board unless the Board elects to administer the ESPP. For the purposes of this summary, references to the “Committee” include the Compensation Committee and the Board. The Committee may appoint one or more agents to assist in the administration of the ESPP and may delegate its responsibilities or powers subject to the ESPP terms.
The Committee has full authority to take any action with respect to the ESPP, including, without limitation, the authority to: (a) establish, amend and rescind rules and regulations for the administration of the ESPP; (b) prescribe the form or forms of any agreements or other instruments used in connection with the ESPP; (c) determine the terms and provisions of the options granted under the ESPP; and (d) construe and interpret the ESPP, options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations deemed necessary or advisable for administering the ESPP.
The ESPP and options may be amended or terminated at any time by the Board, subject to the following: (a) shareholder approval is required of any ESPP amendment that would change the aggregate number of shares issuable under the ESPP (except for anti-dilution adjustments), change the corporations whose employees may participate or make any other change that would require shareholder approval to the extent required under Code Section 423 or other applicable law or rule; and (b) no amendment or termination of an option may materially and adversely affect any outstanding option without the participant’s consent (except to the extent otherwise provided in the ESPP).
Effective Date
The ESPP became effective on June 7, 1997. The ESPP was last amended and restated by the Board effective February 8, 2006, subject to shareholder approval of the proposed share increase as described below. See “Proposed Amendment to the ESPP,” below.

Eligible Participants
Generally, any eligible U.S. employee who has completed 90 days’ employment and who is employed on the date his participation is to become effective is eligible to be a participant in the ESPP during any purchase periods which start on or after the 90-day period has concluded. An “eligible employee” is any employee of the Company or a designated subsidiary except for (a) any employee whose customary employment is 20 hours or less per week, or (b) any employee whose customary employment is for not more than five months in any calendar year. However, employees who own the Company’s common stock or shares of the Company’s common stock subject to outstanding options that in the aggregate constitute 5% or more of the total combined voting power or value of the Company’s common stock are not eligible to participate in the ESPP. As of June 2, 2006, approximately 2,000 employees were eligible to participate in the ESPP.
Material Features of the ESPP
A participant acquires common stock under the ESPP by authorizing the use of payroll deductions to purchase shares of common stock. Payroll deductions must be at a rate of not less than 1% nor more than 15% of the participant’s total compensation. Once a payroll deduction has been made, the amount of the deduction is credited (without interest) to the participant’s account. A participant may discontinue plan participation as provided in the ESPP, but a participant may not alter the amount of his payroll deductions during a purchase period. A participant may not make separate cash payments into his account except in limited circumstances when the participant is on leave of absence. A participant may withdraw payroll deductions credited to his account during a purchase period at any time before the applicable purchase date. The ESPP provides for two purchase periods in each fiscal year. The first purchase period during a fiscal year begins on the Sunday immediately following the Saturday closest to March 31 of the year and ends on the Saturday closest to September 30 of the year. The second purchase period in a fiscal year starts on the Sunday immediately following the Saturday closest to September 30 and ends on the Saturday closest to March 31 of the next year. The Committee may change the duration of purchase periods with respect to any offering, subject to ESPP terms.
On the first day of a purchase period, a participant is granted an option to purchase on the purchase date, at the applicable option price, the number of shares of common stock as is determined by dividing the amount of the participant’s payroll deductions accumulated as of the last day of the purchase period by the applicable option price; provided that (a) no participant may purchase shares of common stock with a fair market value (as of the date of option grant) in excess of $25,000 per calendar year; and (b) in no event will the aggregate number of shares subject to options during a purchase period exceed the number of shares then available under the ESPP or the maximum number of shares available for any single purchase period. The number of shares subject to options will be adjusted as necessary to conform to these limitations. The option price is the lesser of (a) 85% of the fair market value per share of the Company’s common stock as determined on the date of grant of the option or (b) 85% of the fair market value per share of the Company’s common stock on the date of exercise.
A participant’s option to purchase shares of common stock during a purchase period is exercised automatically on the exercise date for that purchase period unless the participant withdraws or his participation is terminated. On the exercise date, a participant’s option is exercised to purchase that number of full shares which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, but not in excess of the number of shares subject to the option or other ESPP terms.
Proposed Amendment to the ESPP
As noted above, the Board has approved an increase in the number of shares of common stock authorized to be issued under the ESPP from 4,000,000 shares to 8,000,000 shares, subject to shareholder approval of the increase (and subject to adjustment for anti-dilution purposes or provided in the ESPP). The current proposal to increase the shares for issuance under the ESPP is the first proposal submitted to shareholders for a share increase since the ESPP was adopted in 1997. This proposed increase is designed to enable us to continue to offer the ESPP to our employees for approximately the next four years. As of June 2, 2006, only 53,346 shares remained available for issuance under the ESPP. The Board believes that the continuation of the ESPP is in the best interests of the Company and its shareholders since it provides an incentive for employees to align their interest with those of the Company’s shareholders by facilitating participants’ investment in the Company’s common stock. Approximately 30% of eligible employees participate. Without approval of the increase in the number of shares available under the ESPP, the Company may be forced to terminate the ESPP, removing an important benefit to employees that is designed to align their interests with those of the Company’s shareholders.
Plan Benefits
Because benefits under the ESPP depend on participants’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees, although each participant is limited to the $25,000 annual purchase restriction described above. Non-employee directors are not eligible to participate in the ESPP. The closing sales price of the Company’s common stock on the Nasdaq National Market on June 2, 2006 was $7.61 per share.

Federal Tax Consequences
The following summary generally describes the principal U.S. federal (and not state, foreign or local) income tax consequences under the ESPP to the Company and participating employees as of the date of this proxy statement. The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the particular circumstances.
As noted above, the ESPP is intended to qualify as an employee stock purchase plan within the meaning of Code Section 423. Under Section 423, an employee who elects to participate in the ESPP will not recognize income and the Company will not receive a deduction at the time an option is granted or when the shares purchased under the ESPP transferred to the participant.
Participants will, however, recognize income when they sell or dispose of the shares purchased under the ESPP. If an employee disposes of such shares after two years from the date of grant of the option and after one year from the date of the purchase of such shares (or if the employee dies), the employee will recognize ordinary income for the year in which such disposition occurs (or the employee’s taxable year ending with his or her death) in an amount equal to the lesser of:
•	the excess of the fair market value of such shares at the time of disposition (or death) over the purchase price, or

•	the excess of the fair market value of the shares at the time of the grant of the option over the option price on the date of the option grant.
Except in the case of the employee’s death, the employee’s basis in the shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation. Any additional gain or loss will be a capital gain or loss, either short-term or long-term, depending on the employee’s holding period for such shares.
If an employee disposes of the shares purchased under the ESPP within such two-year or one-year periods, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year periods, the Company will be entitled to a tax deduction equal to the amount the employee is required to include in income as a result of such disposition.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3 – AMENDMENT OF 2003 STOCK INCENTIVE PLAN AND APPROVAL OF CERTAIN PLAN TERMS FOR CODE SECTION 162(m) PURPOSES
Background
The Board of Directors and shareholders approved the adoption of the 2003 Plan effective July 22, 2003. The Compensation Committee has recommended to the Board, and the Board has unanimously approved (effective June 1, 2006): (a) the amendment of the 2003 Plan to (i) increase the aggregate number of shares issuable under the 2003 Plan by 15,000,000 shares, (ii) increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 15,000,000 shares, and (iii) modify the list of performance factors that may apply to performance-based awards granted to “covered employees” (generally the Named Executives in the summary compensation table) under Code Section 162(m) and related regulations; and (b) the approval of the 2003 Plan’s eligibility and participant award limitations for Code Section 162(m) purposes. The proposed amendments and approvals described in the preceding sentence, which are referred to in this discussion collectively as the “2003 Plan Proposals,” are subject to shareholder approval at the annual meeting. See “2003 Plan Proposals,” below. The maximum number of shares that may be issued pursuant to incentive stock options described in (a)(ii), above, is subject to the overall plan limitation described in (a)(i) above and does not operate to increase the maximum number of shares issuable under the 2003 Plan above the aggregate limitation described in (a)(i), above.
The discussion that follows is qualified in its entirety by reference to the 2003 Plan, as proposed to be amended, a copy of which may be obtained from the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com, or by contacting the Company’s Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. Shareholders should refer to the 2003 Plan, as proposed to be amended, for more complete and detailed information about the 2003 Plan.
Current Share Limitations
Awards may be granted under the 2003 Plan on and after its effective date, but no later than July 21, 2013. The maximum number of shares that currently may be issued pursuant to awards granted under the 2003 Plan may not exceed the sum of (a) 9,250,000 shares, plus (b) any shares of common stock (i) remaining available for issuance as of the effective date of the 2003 Plan under the Company’s 1999 Plan, 1997 Key Employees’ Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by the Company (collectively, the “Prior Plans”), and/or (ii) subject to an award granted under a Prior Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason. Of the amount described in the preceding sentence, no more than 9,250,000 shares currently may be issued under the 2003 Plan pursuant to the grant of incentive stock options. In addition, under the 2003 Plan, no participant may be granted awards in any 12-month period for more than 800,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award). The Company does not currently propose to increase the participant limitations described in the preceding sentence. The following are not included in calculating the share limitations set forth above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards which by their terms are settled in cash, (c) shares and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted as the result of a merger, consolidation or acquisition of the employing company (or an affiliate) pursuant to which it is merged with the Company or becomes a related entity of the Company, (d) any shares subject to an award under the 2003 Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason, and (e) any shares surrendered by a participant or withheld by the Company to pay the option price for an option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with the terms of the 2003 Plan, a participant pays such option price or satisfies such tax withholding by either tendering previously owned shares or having the Company withhold shares.
The number of shares reserved for issuance under the 2003 Plan and the terms of awards may be adjusted in the event of an adjustment in the capital structure of the Company or a related entity (due to a merger, stock split, stock dividend or similar event). On June 2, 2006, the closing sales price of the common stock as reported on the Nasdaq National Market was $7.61 per share.
Purpose and Eligibility
The purpose of the 2003 Plan is to encourage and enable selected employees, directors and independent contractors of the Company and related entities to acquire or increase their holdings of common stock and other proprietary interests in the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the Company’s efficiency, soundness, profitability, growth and shareholder value. At this time, approximately 2,300 employees, seven non-employee directors and two independent contractors are eligible to participate in the 2003 Plan.

The purpose is carried out by the granting of awards to selected participants. Awards which may be granted under the 2003 Plan include: (a) stock options in the form of incentive stock options and non-qualified stock options; (b) stock appreciation rights (“SARs”); (c) restricted awards in the form of restricted stock awards and restricted stock units; and (d) performance awards in the form of performance shares and performance units. The material terms of each type of award are discussed below. See “Awards.”
Administration; Amendment and Termination
The 2003 Plan is administered by the Compensation Committee unless the Board of Directors elects to administer the 2003 Plan in whole or in part. The Board of Directors and the Compensation Committee are referred to in this discussion collectively as the “Administrator.” The Administrator has full and final authority to take any action with respect to the 2003 Plan, including, without limitation, the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares, if any, of common stock subject to an award, and the terms, conditions, restrictions and limitations of an award; (b) prescribe the form or forms of agreements related to awards granted under the 2003 Plan; (c) establish, amend and rescind rules and regulations for the administration of the 2003 Plan; and (d) construe and interpret the 2003 Plan, awards and award agreements made under the 2003 Plan, interpret rules and regulations for administering the 2003 Plan and make all other determinations deemed necessary or advisable for administering the 2003 Plan. In certain circumstances, the Administrator may delegate to one or more officers of the Company the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the 2003 Plan with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator).
The 2003 Plan and awards may be amended or terminated at any time by the Board of Directors, subject to the following: (a) shareholder approval is required of any 2003 Plan amendment if such approval is required by applicable law, rule or regulation; and (b) an amendment or termination of an award may not materially adversely affect the rights of an award participant without the participant’s consent. In addition, except for anti-dilution adjustments made under the 2003 Plan, the option price for any outstanding option or base price of any outstanding SAR granted under the 2003 Plan may not be decreased after the date of grant, nor may any outstanding option or SAR granted under the 2003 Plan be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise or base price than the original option or SAR, as the case may be, without shareholder approval. The Administrator has the authority to make adjustments to awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2003 Plan or necessary or appropriate to comply with applicable laws, rules or regulations.
Awards
As noted above, the 2003 Plan authorizes the grant of incentive options, non-qualified options, SARs, restricted awards and performance awards. A summary of the material terms of each type of award is provided below.
Options. The 2003 Plan authorizes the grant of both incentive options and non-qualified options, both of which are exercisable for shares of common stock. Incentive options may only be granted to employees of the Company or a related corporation. The option price at which an option may be exercised will be determined by the Administrator at the time of grant and must be at least 100% of the fair market value per share of the common stock on the date of grant (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a related corporation). Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, where permitted by the Administrator and applicable laws, rules and regulations, payment may also be made by: (a) delivery (by either actual delivery or attestation) of shares of common stock owned by the participant at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. The term of an option and the period or periods during which, and conditions pursuant to which, an option may be exercised will be determined by the Administrator at the time of option grant and, in the case of incentive options, the option term may not exceed 10 years (or five years with respect to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a related corporation). Options generally are subject to certain restrictions on exercise if the participant terminates employment or service (unless an option agreement provides otherwise).
Stock Appreciation Rights. Under the terms of the 2003 Plan, SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “tandem SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of an SAR is entitled to receive from the Company, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted.
SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. Upon the exercise of a tandem SAR, the related option is deemed to be surrendered to the extent of the number of shares of common stock for which the tandem SAR is exercised. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of tandem SARs. SARs generally are subject to certain restrictions on exercise if the participant terminates employment.
Restricted Awards. Subject to the limitations of the 2003 Plan, the Administrator may grant restricted awards to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Restricted awards may be in the form of restricted stock awards or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted awards may be payable in cash or whole shares of common stock (including restricted stock), or partly in cash and partly in whole shares of common stock, in accordance with the terms of the 2003 Plan and the discretion of the Administrator.
The Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance objectives to be used in valuing restricted awards, and these performance objectives may vary from participant to participant and between groups of participants and will be based upon those Company, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate. However, with respect to restricted awards payable to “covered employees” (generally the Named Executives in the summary compensation table) that are intended to be eligible for the compensation deduction limitation exception available under Code Section 162(m) and related regulations, the performance factors currently are limited to one or more of the following: (a) sales goals; (b) earnings per share; (c) return on equity; (d) return on assets; and (e) total return to shareholders, as determined by the Administrator. The Company has proposed to modify this list of performance factors. See “2003 Plan Proposals,” below.
The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the 2003 Plan and the individual award agreement, the award will be forfeited (unless the Administrator determines otherwise).
Performance Awards. Subject to the limitations of the 2003 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator shall determine. Performance awards confer upon a participant the right to receive shares of common stock or the equivalent cash value (or a combination of both) based on the attainment of certain performance or other objectives during specified award periods. Performance awards may be in the form of performance shares or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value (as determined in accordance with the 2003 Plan) of a share of common stock. An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant.
The Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) specific performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance objectives to be used in valuing performance awards, and these performance objectives may vary from participant to participant and between groups of participants and will be based upon those Company, business unit or division and individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate. However, with respect to performance awards payable to covered employees that are intended to be eligible for the compensation deduction limitation exception available under Code Section 162(m) and related regulations, the performance factors currently are limited to one or more of the following: (a) sales goals; (b) earnings per share; (c) return on equity; (d) return on assets; and (e) total return to shareholders, as determined by the Administrator. The Company has proposed to modify this list of performance factors. See “2003 Plan Proposals,” below. The Administrator has authority to determine whether and to what degree performance awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the 2003 Plan and the individual award agreement, the award will be forfeited (unless the Administrator determines otherwise).
Change of Control
Upon a change of control (as defined in the 2003 Plan), and unless an individual award agreement provides otherwise, the 2003 Plan provides that: (a) all options and SARs outstanding as of the date of the change of control will become fully exercisable, whether or not then otherwise exercisable; and (b) any restrictions applicable to any restricted award and any performance award will be deemed to have been met, and awards will become fully vested, earned and payable to the fullest extent of the original award. However, the 2003 Plan authorizes the Administrator, in the event of a merger, share exchange, reorganization or other business combination affecting the Company or a related entity, to determine that any or all awards will not vest or become exercisable on an accelerated basis, if the Company or the surviving or acquiring corporation takes such action (including but not limited to the assumption of 2003 Plan awards or the grant of substitute awards) which, in the opinion of the Administrator, is equitable or appropriate to protect the rights and interests of participants under the 2003 Plan. In addition, in the event that a participant has entered into a change in control or similar agreement with the Company, the participant will be entitled to the greater of benefits payable under the 2003 Plan or the respective change in control or similar agreement, and the change in control or similar agreement will not reduce benefits otherwise payable under the 2003 Plan. See also “Key Employee Retention Agreements,” above.
Transferability
Incentive options are not transferable other than by will or the laws of intestate succession. Non-qualified options and SARs are not transferable other than by will or the laws of intestate succession, except as permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards that have not vested and performance awards that have not been earned are not transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and performance period has expired and until all conditions to vesting and earning the award have been met.
2003 Plan Proposals
Increase in Share Limitations. As noted above, the Board has approved the amendment of the 2003 Plan to (a) increase the maximum number of shares issuable under the plan by 15,000,000 shares and (b) increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 15,000,000 shares. If these amendments are approved, the maximum number of shares issuable under the 2003 Plan may not exceed the sum of (a) 24,250,000 shares, plus (b) any shares of common stock (i) remaining available for issuance as of the effective date of the 2003 Plan under the Prior Plans and (ii) subject to an award granted under a Prior Plan, which awards are forfeited, cancelled, terminated, expire or lapse for any reason. In addition, if the amendments are approved, of the total described in the preceding sentence, the maximum number of shares issuable upon the exercise of incentive options may not exceed 24,250,000 shares. Both of these share limitations are subject to adjustment for anti-dilution purposes as provided in the 2003 Plan.
As of June 2, 2006, approximately 15,000,000 shares were subject to outstanding awards granted under the 2003 Plan, and approximately 4,000,000 shares remained available for issuance. The Board believes that an increase in the number of shares authorized to be issued under the 2003 Plan is necessary in order to continue the purposes of the 2003 Plan and provide competitive incentives for eligible participants. The Board and the Compensation Committee believe that substantial equity ownership encourages management to take actions favorable to the long-term interests of the Company and its shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of executive officers. In addition, the Company grants unvested equity-based awards to most of its newly hired, full-time employees, and many employees are periodically eligible thereafter for additional equity awards based on management’s evaluation of their performance.
Performance-Based Compensation — Code Section 162(m) Requirements. The 2003 Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, the Company’s tax deduction for awards made under the Plan to “covered employees” (generally the Named Executives in the summary compensation table). Code Section 162(m) generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to each of the covered employees of the corporation unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based compensation exception, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. Material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. In addition, the Code Section 162(m) regulations generally require that the material terms of performance goals be submitted for re-approval five years after initial shareholder approval, or earlier if the performance goals are materially modified.
The Company’s shareholders initially approved the material terms of the performance goals at the 2003 annual meeting of shareholders when the 2003 Plan was adopted. As discussed below, the Company proposes to expand the list of business criteria upon which performance goals may be based, and this modification is subject to shareholder approval. In addition, because re-approval would otherwise be required in 2008, the Company is asking shareholders at this time to re-approve the eligibility and participant award limitations; however, the Company does not currently propose to modify the eligibility or participant award limitation terms. These provisions are described under “Purpose and Eligibility,” and “Current Share Limitations,” above.
Under the current terms of the 2003 Plan, restricted awards and performance awards payable to covered employees that are intended to be eligible for the Code Section 162(m) deduction exception must be based on one or more of the following performance factors: (a) sales goals; (b) earnings per share; (c) return on equity; (d) return on assets; and (e) total return to shareholders. The Board and the Compensation Committee believe that it is appropriate to expand the list of potentially applicable performance factors in order to enhance plan flexibility and to be consistent with the performance factors authorized under the Bonus Plan so that, where appropriate, the same performance factors may be used with respect to both cash-based and equity-based performance awards. See “Proposal 5 — Adoption of Cash Bonus Plan,” below. In addition, the expanded list of performance factors should better enable the Administrator to grant awards that are aligned with participants’ specific areas of responsibility. Thus, the Company is recommending that shareholders approve the amendment of the 2003 Plan to provide that, with respect to performance-based restricted awards granted to covered employees and performance awards granted to covered employees, one or more of the following performance factors will apply, as determined by the Administrator in its discretion: (a) objective goals for revenue; (b) gross margins; (c) earnings per share; (d) net bookings; (e) module production; (f) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (g) net income; (h) operating income; (i) book value per share; (j) return on shareholders’ equity; (k) return on investment; (l) return on capital; (m) improvements in capital structure; (n) expense management; (o) profitability of an identifiable business unit or product; (p) maintenance or improvement of profit margins; (q) stock price or total shareholder return; (r) market share; (s) revenues or sales; (t) costs; (u) cash flow; (v) working capital; (w) return on assets; (x) economic wealth created; and (y) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.
Certain Federal Income Tax Consequences
The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the 2003 Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.
Incentive Options. Incentive options granted under the 2003 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been a Company employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

The Company generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.
If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. The Company generally is entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.
Pursuant to the Code and the terms of the 2003 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2003 Plan exceeds this limitation, it will be treated as a non-qualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.
Non-qualified Options. If a participant receives a non-qualified option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.
Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR will not result in taxable income to a participant or a tax deduction to the Company. At the time of exercise of an SAR, a participant will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the participant is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income and the Company will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.
Restricted Stock Subject to Restricted Awards. Similar to SARs, awards for restricted stock will not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. The Company will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.
Restricted Stock Units. The federal income tax consequences of the award of restricted units will depend on the conditions of the award. Generally, the transfer of cash or property will result in ordinary income to the participant and a tax deduction to the Company. If the property transferred is subject to a substantial risk of forfeiture, as defined under Code Section 83 (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the substantial risk of forfeiture lapses. However, the participant may generally elect to accelerate the taxable event to the date of transfer, even if the property is subject to a substantial risk of forfeiture. If this election is made, subsequent appreciation is not taxed until the property is sold or exchanged (and the lapse of the forfeiture restriction does not create a taxable event). Generally, any deduction to the Company occurs only when ordinary income in respect of an award is recognized by the participant (and then the deduction is subject to reasonable compensation and reporting requirements). Because such awards will be subject to such conditions as may be determined by the Administrator, the federal income tax consequences to the participant and to the Company will depend on the specific conditions of the award.

Performance Share Awards, Performance Unit Awards and Dividend Equivalents. The grant of a performance share award, performance unit award or a dividend equivalent award does not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes. However, the participant will recognize income on account of the settlement of a performance share award, performance unit award or dividend equivalent award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any common stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture) that is received in settlement of the award. The Company is entitled to a federal income tax deduction upon the settlement of a performance share award, performance unit award or dividend equivalent award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.
Code Section 409A. Awards granted under the 2003 Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A is deemed to apply to the 2003 Plan or any award, and the 2003 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. Subject to Code Section 162(m) and certain reporting requirements, the Company will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. The Company does not undertake to have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.
Performance-based Compensation — Section 162(m) Requirements. The 2003 Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, the Company’s tax deduction for awards made under the 2003 Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees (generally, the Named Executives) of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.
Plan Benefits
The selection of individuals who will receive awards under the 2003 Plan, if Proposal 3 is approved by the shareholders, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in fiscal year 2007. However, the number of shares of Company common stock subject to options and restricted stock awards granted in fiscal year 2006 to the Named Executives are set forth above under the headings “Executive Compensation — Summary Compensation Table” and “Stock Options - Option Grants in Last Fiscal Year.”
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE 2003 STOCK INCENTIVE PLAN AND APPROVE CERTAIN PLAN TERMS FOR CODE SECTION 162(m) PURPOSES.

PROPOSAL 4 — ADOPTION OF 2006 DIRECTORS STOCK OPTION PLAN
Background
The Compensation Committee and Board of Directors unanimously approved the adoption of the Directors Plan on June 14, 2006, subject to shareholder approval of the Directors Plan at the annual meeting. If approved by the shareholders, the Directors Plan will replace the Company’s current Non-employee Directors Stock Option Plan (the “Prior Directors Plan”) adopted in June 1997, although outstanding options granted under the Prior Directors Plan will continue in accordance with their terms. Awards may be granted under the Directors Plan on and after its effective date (July 31, 2006), provided the shareholders approve the Directors Plan, but no later than July 30, 2016.
The discussion that follows is qualified in its entirety by reference to the Directors Plan, a copy of which may be obtained from the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com, or by contacting the Company’s Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. Shareholders should refer to the Directors Plan for more complete and detailed information about the Directors Plan.
The maximum number of shares that may be issued under the Directors Plan may not exceed the sum of (a) 1,000,000 shares, plus (b) any shares of common stock (i) remaining available for issuance as of the effective date of the Directors Plan under the Prior Directors Plan, and (ii) any shares of common stock subject to options granted under the Prior Directors Plan, if such options are forfeited, cancelled, terminated, expire or lapse for any reason without issuance of shares pursuant to the option. The following will not be included in calculating the share limitations set forth above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards; (b) any shares subject to an option under the Directors Plan if the option is forfeited, cancelled, terminated, expires or lapses for any reason or any shares subject to an option if the shares are repurchased or reacquired by the Company; and (c) any shares surrendered by a participant or withheld by the Company to pay the option price for an option or used to satisfy any tax withholding requirement in connection with the exercise of an option if, in accordance with the terms of the Directors Plan, a participant pays such option price or satisfies such tax withholding by either tendering previously owned shares or having shares withheld.
The number of shares reserved for issuance under the Directors Plan and the terms of awards may be adjusted in the event of an adjustment in the capital structure of the Company or a related entity (due to a merger, stock split, stock dividend or similar event).
Purpose and Eligibility
The purpose of the Directors Plan is to compensate non-employee directors for their service on the Board and encourage and enable them to acquire or increase their holdings of the Company’s common stock in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the Company’s efficiency, soundness, profitability, growth and shareholder value. Assuming they are reelected at the annual meeting, six non-employee directors initially will be eligible to participate in the Directors Plan. The purpose will be carried out by the granting of non-qualified stock options to eligible participants. The material terms of the options are discussed below. See “Options.”
Administration; Amendment and Termination
Unless the Board of Directors assumes responsibility for administering the Directors Plan, the Directors Plan will be administered by the Compensation Committee. The Board of Directors and the Compensation Committee are referred to in this discussion collectively as the “Administrator.” Under the terms of the Directors Plan, the Administrator has full and final authority to take any action with respect to the Directors Plan, including, without limitation, the authority to: (a) determine all matters relating to options; (b) prescribe the form or forms of agreements related to options granted under the Directors Plan; (c) establish, amend and rescind rules and regulations for the administration of the Directors Plan; and (d) construe and interpret the Directors Plan, options and option agreements made under the Directors Plan, interpret rules and regulations for administering the Directors Plan and make all other determinations deemed necessary or advisable for administering the Directors Plan. The Directors Plan is intended to qualify as a “formula plan” within the meaning of Rule 16b-3 under the Exchange Act, to the extent practicable.
The Directors Plan and options may be amended or terminated at any time by the Administrator, subject to the following: (a) shareholder approval of a plan amendment is required if such approval is required by applicable law, rule or regulation; and (b) an amendment or termination of an option may not materially adversely affect the rights of an option recipient without the recipient’s consent. In addition, except for anti-dilution adjustments made under the Directors Plan, the option price for any outstanding option granted under the Directors Plan may not be decreased after the date of grant, nor may any outstanding option granted under the Directors Plan be surrendered to us as consideration for the grant of a new option with a lower exercise price than the original option, without shareholder approval. The Administrator has unilateral authority to amend the Directors Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations. The Administrator has the authority to make adjustments to awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Directors Plan.
Options
As noted above, the Directors Plan authorizes the grant of non-qualified stock options, which may be in the form of Initial Options or Annual Options exercisable for shares of the Company’s common stock. The material terms of such options are described below.
Initial Options. Subject to shareholder approval of the Directors Plan, each non-employee director who is first elected or appointed to the Board of Directors on or after July 31, 2006 will receive an option (an “Initial Option”) to purchase 50,000 shares of common stock. The date of grant will be the fifth business day after the date of the annual meeting of shareholders as to those non-employee directors who are first elected at an annual meeting of shareholders, and the fifth business day after the date of election or appointment to the Board of Directors as to those non-employee directors who are first elected or appointed to the Board of Directors other than at an annual meeting of shareholders. Initial Options will vest and become exercisable with respect to one-third of the shares subject to the option on the date of grant. The remaining two-thirds of the Initial Option will vest and become exercisable in two equal annual installments on each of the first and second anniversaries of the date of grant, so that an Initial Option will vest and be exercisable in full on the second anniversary of the date of grant, provided that the non-employee director remains in service on each vesting date.
Annual Options. If shareholders approve the Directors Plan, each non-employee director also will be granted, on an annual basis commencing with the 2006 annual meeting of shareholders, an option (an “Annual Option”) to purchase 25,000 shares of common stock (or, in the case of the non-employee chairman of the Board, an Annual Option for 30,000 shares), provided that the non-employee director continues to serve as a member of the Board of Directors as of the date of grant. However, with respect to a new non-employee director who is appointed or elected other than at an annual meeting of shareholders, the number of shares subject to the first Annual Option to be granted to such director will be reduced by 25% for each three-month period (or portion thereof) that the director is not in office since the most recent annual meeting of shareholders held prior to such director’s election or appointment. The date of grant will be the fifth business day after the date of the annual or other shareholders meeting at which members of the Board of Directors are elected. Annual Options will vest and become exercisable on the date of grant. A non-employee director elected for the first time to the Board of Directors at an annual meeting of shareholders will receive only an Initial Option in connection with such election, and will not also receive an Annual Option on the fifth business day following such meeting.
Option Price; Payment; Term. The price at which an option may be exercised will be 100% of the fair market value per share of the Company’s common stock on the date of grant. Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, if and to the extent permitted by the Administrator and applicable laws, rules and regulations, payment may also be made by: (a) delivery (by either actual delivery or attestation) of shares of common stock owned by the participant at the time of exercise for a period acceptable to the Administrator; (b) shares of common stock withheld upon exercise; (c) delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the option price; (d) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) any combination of these methods. Options granted under the Directors Plan will have a term of 10 years, although unvested options will be subject to earlier termination if a participant’s service as a director is terminated for cause.
To the extent that all or part of an option becomes exercisable but is not exercised, the option will accumulate and be exercisable by the participant in whole or in part at any time before the expiration of the applicable option period. Any option or portion thereof not exercised before expiration of the applicable option period (or such earlier date as may be provided in the Directors Plan) will terminate.
Change of Control
Upon a change of control (as defined in the Directors Plan), and unless an individual award agreement provides otherwise, the Directors Plan provides that all options outstanding as of the date of the change of control will become fully exercisable, whether or not then otherwise exercisable. However, the Directors Plan authorizes the Administrator, in the event of a merger, share exchange, reorganization or other business combination affecting the Company or a related entity, to determine that any or all awards will not vest or become exercisable on an accelerated basis, if the Company or the surviving or acquiring corporation takes action (including but not limited to the assumption of Directors Plan options or the grant of substitute options) which, in the opinion of the Administrator, is equitable or appropriate to protect the rights and interest of participants under the Directors Plan.

Transferability
Non-qualified options are not transferable other than by will or the laws of intestate succession, except as permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act.
Certain Federal Income Tax Consequences
The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of non-qualified stock options granted under the Directors Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.
If a participant receives a non-qualified option, the difference between the fair market value of the underlying common stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.
Code Section 409A. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involved deferred compensation. Awards granted under the Directors Plan are designed to be exempt from (or comply with) Code Section 409A. However, if Code Section 409A were deemed to apply to the Directors Plan or any award, and the Directors Plan and the award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. The Company will generally be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. The Company does not undertake to have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.
New Plan Benefits
If the Directors Plan is approved by shareholders and all of the nominees for election to the Board of Directors are elected, then for the 2007 fiscal year the Company expects to grant under the Directors Plan options to purchase an aggregate of 155,000 shares of the Company’s common stock to non-employee directors. As Chairman of the Board of Directors, Dr. Paladino would receive an Annual Option to purchase 30,000 shares of the Company’s common stock, and Messrs. DiLeo, Gardner, Norbury, van der Kaay and Wilkinson each would receive an Annual Option to purchase 25,000 shares of the Company’s common stock. No Initial Options currently are proposed to be granted for the 2007 fiscal year unless the Board appoints a new director, at which time an Initial Option to purchase 50,000 shares of the Company’s common stock would be granted to the new director.
On June 2, 2006, the closing sales price of the common stock as reported on the Nasdaq National Market was $7.61 per share.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE 2006 DIRECTORS STOCK OPTION PLAN.

PROPOSAL 5 – ADOPTION OF CASH BONUS PLAN
Background
The Compensation Committee and Board of Directors unanimously approved the adoption of the Bonus Plan effective June 1, 2006, subject to shareholder approval of the Bonus Plan at the annual meeting. The discussion that follows is qualified in its entirety by reference to the Bonus Plan, a copy of which may be obtained from the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com, or by contacting the Company’s Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. Shareholders should refer to the Bonus Plan for more complete and detailed information about the Bonus Plan.
The Company has in the past provided annual bonus awards to designated employees under a non-shareholder approved bonus plan. Bonus awards under this program have been payable in cash generally based on attainment of preestablished performance goals. See “Executive Compensation — Report of the Compensation Committee,” above. Under Code Section 162(m) and related regulations, compensation in excess of $1,000,000 paid in any one year to a public corporation’s chief executive officer and four other highest paid executive officers (the “covered employees”) who are employed by the corporation at year end will not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Code Section 162(m) (or another exemption is met). In an attempt to preserve, to the extent practicable, the Company’s ability to deduct compensation payable under the Bonus Plan to covered employees, the Company is proposing that shareholders approve the Bonus Plan. In particular, Code Section 162(m) and related regulations require that shareholders approve the material terms of the performance goals under which compensation may be paid under a plan in order for the qualified performance-based compensation deduction exception to be available. The material terms subject to shareholder approval include: (a) the employees eligible to receive compensation; (b) a description of the business criteria upon which the performance goal is based; and (c) either the maximum dollar amount of compensation that may be paid to an employee during a specified period, or the formula used to calculate the amount of compensation to be paid, if the performance goal is met. These material terms are described below.
Purpose
The purpose of the Bonus Plan is to provide selected salaried employees of the Company and affiliates with the opportunity to be granted awards based upon attainment of preestablished, objective performance goals. The Bonus Plan is also intended to promote a closer identification of participants’ interests with the Company’s interests and shareholders’ interests and thus further stimulate participants’ efforts to enhance the Company’s efficiency, profitability, growth and value. Awards granted under the Bonus Plan will be in the form of cash bonus awards.
Eligibility
Participants in the Bonus Plan will be those salaried employees of the Company and affiliates who are selected by the Compensation Committee to participate. At this time, the Company’s nine executive officers subject to Section 16 of the Exchange Act are eligible to participate in the Bonus Plan. Non-employee service providers and non-employee directors are not eligible to participate.
Administration; Amendment and Termination
The Bonus Plan will be administered by the Compensation Committee or a subcommittee of the Compensation Committee. Subject to plan terms, the Compensation Committee will have the authority to take any action with respect to the Bonus Plan, including but not limited to the authority to: (a) determine all matters related to awards, including selection of individuals to be granted awards and all other terms, conditions, restrictions and limitations of an award; and (b) construe and interpret the Bonus Plan and any related documents, establish and interpret rules and regulations for plan administration and make all other determinations necessary or advisable for administering the Bonus Plan. In certain circumstances, the Compensation Committee may delegate the authority to grant awards and make other determinations with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Bonus Plan or the Compensation Committee).
The Board may amend, discontinue or terminate the Bonus Plan in whole or in part at any time, subject to: (a) shareholder approval of any amendments if required by applicable laws, rules or regulations; and (b) participant consent if such action may adversely affect any award earned and payable under the plan at that time. However, the Compensation Committee has unilateral authority to amend the Bonus Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations. The Compensation Committee has the authority to make adjustments to awards and performance objectives upon the occurrence of certain unusual or nonrecurring events or other similar circumstances, as described in the Bonus Plan. In addition, the Compensation Committee’s authority to grant awards and authorize payments under the Bonus Plan does not restrict its authority to grant compensation to employees under other Company compensation plans or programs.

Grant of Awards; Performance Objectives
At the time it establishes performance objectives for a performance period, the Compensation Committee will assign to each participant a target cash bonus award applicable for the particular performance period. A performance period may be the Company’s fiscal year or another period established by the Compensation Committee. A participant’s award, if any, will be earned based on the attainment of written performance objectives approved by the Compensation Committee for the performance period. The performance measures may be based on individual, business unit/function and/or corporate measures. In the case of covered employees, the performance measures must be objective and must be based upon one or more of the following criteria: (a) objective goals for revenue; (b) gross margins; (c) earnings per share; (d) net bookings; (e) module production; (f) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (g) net income; (h) operating income; (i) book value per share; (j) return on shareholders’ equity; (k) return on investment; (l) return on capital; (m) improvements in capital structure; (n) expense management; (o) profitability of an identifiable business unit or product; (p) maintenance or improvement of profit margins; (q) stock price or total shareholder return; (r) market share; (s) revenues or sales; (t) costs; (u) cash flow; (v) working capital; (w) return on assets; (x) economic wealth created; and (y) strategic business criteria, based on meeting specified objectives or goals relating to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and execution of pre-approved corporate strategy. The Compensation Committee may apply other performance criteria for participants who are not covered employees, which may or may not be objective. Also, the Compensation Committee may adjust awards as appropriate for partial achievement of goals or other factors, although generally no such adjustment may be made to an award granted to a covered employee if the award would not comply with Code Section 162(m) except for payments upon a change of control, termination of employment or other circumstances described in the Bonus Plan.
Earning and Payment of Awards; Award Limitations
As soon as practicable after the end of a performance period, the Compensation Committee will determine whether the performance goals for the period were met, and, if so, at what level of achievement under specific formulae established for the period. Awards will be paid as soon as practicable after the Compensation Committee has determined the amount of the award and, with respect to covered employees, certified in writing that the participant met applicable performance goals. The maximum amount of awards that may be granted under the Bonus Plan to any one participant in any one fiscal year may not exceed $5,000,000. The Compensation Committee has discretion to reduce or eliminate the amount of an award otherwise earned and payable under the Bonus Plan but does not have the discretion to increase the amount of an award payable under the Bonus Plan to any participant who is a covered employee (except as otherwise provided in the Bonus Plan in the event of a change in control). However, the Company reserves the right to pay discretionary bonuses outside of the Bonus Plan if it is determined that it is in the best interests of the Company to do so.
Effect of Termination and Other Events; Covenants
The Compensation Committee has discretion to determine whether awards will be paid or forfeited in the event of a participant’s termination of employment or other events before the end of a performance period or settlement of such awards, including the discretion to permit pro rata payment for partial service during a performance period if the participant dies, retires, is assigned to a different position or another similar event occurs. In addition, the Compensation Committee may require a participant to enter into non-competition, non-solicitation, confidentiality or other similar covenants as a condition to the grant of an award or receipt of payments under the Bonus Plan.
Change of Control
Upon a change of control (as defined in the Bonus Plan): (a) all awards will be deemed to be earned based on the assumption that any applicable performance goals were met in full, except that the amount of such award will be reduced on a pro rata basis so that the participant receives only a pro rata portion of the bonus for each completed month of the applicable performance period which had elapsed when the change of control occurred; or (b) if the Compensation Committee determines that proper steps have not been taken to protect the rights and interests of participants (including but not limited to assumption or substitution of awards), the Compensation Committee, in its sole discretion, may determine that any or all awards granted pursuant to the Bonus Plan will be deemed to be earned up to 100% and treated as if up to 100% of all applicable performance goals for up to 100% of the applicable performance period were met, in which case such awards shall be immediately due and payable for the full performance period, without any pro rata reduction. In both cases (a) and (b), awards will be payable without regard to whether such bonuses are deductible under Code Section 162(m) and without regard to whether the participant continues in service following the change of control. In addition, in the event that a participant has entered into a change in control or similar agreement with the Company, the participant will be entitled to the greater of benefits payable under the Bonus Plan or the respective change in control or similar agreement, and such agreements will not reduce the benefits that would otherwise be payable under the Bonus Plan.
Transferability
Unless the Compensation Committee determines otherwise, awards and any other rights under the Bonus Plan may not be transferred, pledged, or assigned except by designation of a beneficiary or by will or the laws of intestate succession.

Certain Federal Income Tax Consequences
The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Bonus Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.
In general, a participant in the Bonus Plan will be taxed at ordinary income rates on any cash bonus in the year received. Generally, the Company will receive a federal income tax deduction corresponding to the amount included in the participant’s income (subject to compliance with the Code Section 162(m) requirements described herein).
Code Section 409A. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. Awards granted under the Bonus Plan are designed to be exempt from (or comply with) Code Section 409A. However, if Code Section 409A is deemed to apply to the Bonus Plan or any award, and the Bonus Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. Subject to Code Section 162(m) and certain reporting requirements, the Company will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. The Company does not undertake to have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.
Performance-based Compensation — Section 162(m) Requirements. The Bonus Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, the Company’s tax deduction for awards made under the Bonus Plan to covered employees. As described above, Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees (generally, the Named Executives) of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.
Code Section 280G. Any acceleration of the vesting or payment of awards under the Bonus Plan in the event of a change of control may cause part or all of the compensation involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and may not be deductible by the Company.
New Plan Benefits
As noted above, awards made under the Bonus Plan are made at the Compensation Committee’s discretion and are based on attainment of performance goals. Accordingly, it is not possible to determine at this time the amount of the awards that will be paid for the current fiscal year or the amount of future awards under the Bonus Plan. However, the cash bonuses that were paid to the Named Executives for fiscal year 2006 are described above in the Summary Compensation Table.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE CASH BONUS PLAN.

PROPOSAL 6 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for fiscal 2007. Ernst & Young, an independent registered public accounting firm, has served as the Company’s independent auditors continuously since 1992. A representative from Ernst & Young is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Although shareholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of Ernst & Young is not approved by a majority of the shares cast at the annual meeting, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2007.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2007.
Independent Registered Public Accounting Firm Fee Information
The following table shows the aggregate fees that the Company paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2006 and 2005.

	2006	2005
Audit Fees	$872,000	$913.00
Audit-Related Fees	$5,000	$124,000
Tax Fees	$95,000	$181,000
All Other Fees	$—	$—
Total	$972,000	$1,188,000
Audit Fees. This category includes fees for: (a) the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q; (b) the audit of the Company’s internal control over financial reporting; (c) the attestation of management’s report on the effectiveness of internal control over financial reporting; and (d) services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.
Audit-Related Fees. This category consists of accounting consultations in connection with acquisitions and divestitures, internal control consultations related to Sarbanes-Oxley Section 404 compliance and benefit plan audits.
Tax Fees. This category consists of professional services rendered by Ernst & Young for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.
All Other Fees. This category includes the aggregate fees for products and services provided by Ernst & Young that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to Ernst & Young in fiscal year 2006 and the proposed non-audit related services and proposed fees for fiscal year 2007 and has determined that such services and fees are compatible with the independence of Ernst & Young. All audit and non-audit-related services were approved by the Audit Committee prior to such services being rendered.

REPORT OF THE AUDIT COMMITTEE
Each member of the Audit Committee is an independent director under existing Nasdaq listing standards and SEC requirements. In addition, the Board of Directors has determined that Messrs. van der Kaay and Gardner are “audit committee financial experts,” as defined by SEC rules.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting.
The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.
Based upon the discussions and review described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006 to be filed with the SEC and appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2007.
This report has been prepared by members of the Audit Committee. Current members of this committee are:
Erik H. van der Kaay (Chairman)
Daniel A. DiLeo
Jeffery R. Gardner
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under federal securities laws, the Company’s directors, officers and beneficial owners of more than ten percent of the Company’s common stock are required to report their beneficial ownership of common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established, and the Company is required to report in this proxy statement any failure to file by the established dates during the last fiscal year. In the last fiscal year, to the Company’s knowledge, all of these filing requirements were satisfied by the Company’s directors, officers and principal shareholders with the exception of one Form 4 for James D. Stilson (with respect to the award of a stock option to his spouse, which is deemed to be indirectly held by Mr. Stilson, upon her date of employment with the Company). A Form 4 disclosing this transaction has been filed with the SEC.
CERTAIN TRANSACTIONS
Jazz Semiconductor, Inc.
On October 15, 2002, the Company entered into a strategic relationship with Jazz Semiconductor, Inc., a privately held, radio-frequency and mixed-signal silicon wafer foundry, for silicon manufacturing and development. Under the arrangement, the Company obtained a committed, lower-cost source of supply for wafers fabricated using Jazz’s silicon manufacturing process. In addition, the Company is collaborating with Jazz on joint process development projects. As part of this strategic relationship, the Company agreed to invest approximately $60,000,000 in Jazz, $30,000,000 of which was invested in October 2002 and $30,000,000 of which was invested in the third quarter of fiscal 2004. The investment represents a minority interest in Jazz’s operations, and the Company has one seat on the Jazz Board of Directors out of eight; however, the Company does not have the ability to exercise significant influence in the management of Jazz’s operations.
Mr. Neal, an officer of the Company, serves as the Company’s appointed representative to Jazz’s Board of Directors. Effective August 12, 2004, the Governance and Nominating Committee determined that all cash and non-cash compensation otherwise payable to Mr. Neal as a non-employee director of Jazz should be paid or transferred to the Company or declined to the extent such transfer would not be permitted. During the Company’s 2006 and 2005 fiscal years, Mr. Neal was entitled to receive annual cash fees of $36,750 and $30,000, respectively, for his service on the Jazz Board, which was paid by Jazz to the Company. During the Company’s fiscal year ended March 31, 2003, Mr. Neal was awarded a non-

qualified option to purchase 125,000 shares of Jazz common stock at the then fair market value of $0.20 per share. Mr. Neal exercised the option in full, and the shares were placed in escrow where they remain subject to annual vesting provisions over a four-year period. The Governance and Nominating Committee and the Board unanimously approved Mr. Neal’s receipt of this compensation, subject to a number of conditions designed to protect the interests of the Company and its shareholders.
Family Relationships
William H. Pratt and Ryan M. Pratt, the adult sons of William J. Pratt, a Named Executive and member of the Board of Directors, are employed by the Company in non-executive positions. William H. Pratt is employed as a Senior Manager, Design Engineer and Ryan M. Pratt is employed as a Senior Design Engineer. Neither adult son’s compensation is subject to approval by the Board of Directors. Nevertheless, because each adult son receives a salary in excess of $60,000, their employment by the Company is considered a related party transaction under SEC rules.
PROPOSALS FOR 2007 ANNUAL MEETING
Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2007 annual meeting of shareholders must present the proposal to the Company at its principal office in Greensboro, North Carolina by February 14, 2007 for the proposal to be eligible for inclusion in the Company’s proxy statement.
Under the Company’s bylaws, to be timely, a shareholder’s notice generally must be delivered to the Company’s principal executive offices not later than the close of business on the 60th day before the first anniversary of the date of the notice date for the preceding year’s annual meeting and no earlier than the close of business on the 90th day prior to such date (unless, in the case of shareholder nominations for director, the Board waives such advance notice requirement). In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, then notice by the shareholder must be delivered not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day after the day on which the Company first makes a public announcement of the date of the annual meeting. Any such proposals must be made in accordance with the bylaws, the Company’s Corporate Governance Guidelines (with respect to shareholder nominees for director) and any other applicable law, rule or regulation. A shareholder may obtain a copy of these standards and procedures in the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.rfmd.com or may be obtained by contacting the Company’s Investor Relations Department at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421. See also “Corporate Governance – Procedures for Director Nominations,” above. A proxy may confer discretionary authority to vote on any matter at a shareholders’ meeting if the Company does not receive proper notice of the matter within the timeframes described above.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or Annual Report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request submitted in writing to the Company at the following address: RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, North Carolina 27409-9421, Attention: Investor Relations Department or by calling (336) 664-1233. Any shareholder who wants to receive separate copies of the Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact the Company at the above address and telephone number.
FINANCIAL INFORMATION
The Company’s Annual Report for the fiscal year ended March 31, 2006 is enclosed. Upon written request, the Company will provide without charge to any shareholder of record or beneficial owner of common stock a separate copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (without exhibits), including financial statements, filed with the SEC. Any such request should be directed to Doug DeLieto, the Company’s Vice President of Investor Relations, at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421.

OTHER BUSINESS
As of the date of this proxy statement, the Board of Directors knows of no other matter to come before the 2006 annual meeting. However, if any other matter requiring a vote of the shareholders arises, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.
By Order of the Board of Directors

Dr. Albert E. Paladino
Chairman
Dated: June 23, 2006

EMPLOYEE STOCK PURCHASE PLAN
OF
RF MICRO DEVICES, INC.
(As Amended And Restated Effective February 8, 2006)

EMPLOYEE STOCK PURCHASE PLAN
OF
RF MICRO DEVICES, INC.
(As Amended and Restated Effective February 8, 2006)
1. Purpose
     The purpose of the Employee Stock Purchase Plan of RF Micro Devices (the “Plan”) is to give eligible designated employees of RF Micro Devices, Inc., a North Carolina corporation (the “Corporation”), and its Subsidiaries an opportunity to acquire shares of the common stock of the Corporation (the “Common Stock”) and to continue to promote its best interests and enhance its long-term performance. This purpose will be carried through the granting of options to purchase shares of the Corporation’s Common Stock through payroll deductions. The Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to employee stock purchase plans. The provisions of the Plan shall be construed so as to comply with the requirements of Section 423 of the Code.
2. Certain Definitions
     In addition to terms defined elsewhere in the Plan, the following words and phrases shall have the meanings given below unless a different meaning is required by the context:
     (a) “Board” means the Board of Directors of the Corporation.
     (b) “Code” means the Internal Revenue Code of 1986, as amended. References to a specific section of the Code shall include references to related regulations or other guidance.
     (c) “Committee” means the Compensation Committee of the Board, which has authority to administer the Plan pursuant to Section 4 herein.
     (d) “Common Stock” means shares of the common stock of the Corporation.
     (e) “Corporation” means RF Micro Devices, Inc., a North Carolina corporation.
     (f) “Eligible Employee” means any employee of the Corporation or a Subsidiary except for (i) any employee whose customary employment is 20 hours or less per week, or (ii) any employee whose customary employment is for not more than five months in any calendar year.
     (g) “Exercise Date” means the date of exercise of an Option granted under the Plan. The Exercise Date shall be the Purchase Period Termination Date with respect to each Purchase Period, commencing with the Purchase Period Termination Date that occurs on the Saturday closest to March 31, 1998.
     (h) “Fair Market Value” of the Common Stock on a given date (the “valuation date”) shall be determined in good faith by the Committee, and unless otherwise determined by the Committee, shall be determined in accordance with the following provisions:
     (i) If the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange or included in The Nasdaq National Market, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange or as reported in The Nasdaq National Market (as applicable) on the date immediately preceding the valuation date, or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on The Nasdaq System but are not included in The Nasdaq National Market or listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the mean between the high bid and low asked quotations in The Nasdaq System on the date immediately preceding the date the Option is granted for which such information is available; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.
     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.
     (i) “Grant Date” means the date of grant of an Option pursuant to the Plan. The Grant Date shall be the Purchase Period Commencement Date with respect to each Purchase Period, commencing with the first Purchase Period Commencement Date that occurs on the Sunday immediately following the Saturday closest to September 28, 1997.
     (j) “Option” means an option granted hereunder which will entitle a Participant to purchase shares of Common Stock in accordance with the terms of the Plan.
     (k) “Option Price” means the price per share of Common Stock subject to an Option, as determined in accordance with Section 7(b).
     (l) “Participant” means an Eligible Employee who is a participant in the Plan.
     (m) “Plan” means the Employee Stock Purchase Plan of RF Micro Devices, Inc., as amended and restated to date and as it may be hereafter amended and/or restated.
     (n) “Purchase Period” means each six-month period during which an offering to purchase Common Stock is made to Eligible Employees pursuant to the Plan. There shall be two Purchase Periods in each fiscal year of the Corporation, with the first Purchase Period in a fiscal year commencing on the Sunday immediately following the Saturday closest to March 31 and ending on the Saturday closest to September 30, and the second Purchase Period in a fiscal year commencing on the Sunday immediately following the Saturday closest to September 30 and ending on the Saturday closest to March 31 of that year. Notwithstanding the foregoing, (i) the first Purchase Period after the effective date of the Plan shall begin on September 28, 1997 and end on the Saturday closest to March 31, 1998 and (ii) the Committee shall have the power to change the duration of Purchase Periods (including the Purchase Period Commencement Date and/or the Purchase Period Termination Date for any Purchase Period) with respect to any offering, provided such change is announced a reasonable period of time prior to the effective date of such change.
     (o) “Purchase Period Commencement Date” means the first day of each Purchase Period. There shall be two Purchase Period Commencement Dates in each fiscal year, which generally shall be (i) the Sunday immediately following the Saturday closest to March 31 of each fiscal year and (ii) the Sunday immediately following the Saturday closest to September 30 of each fiscal year.

2

     (p) “Purchase Period Termination Date” means the last day of each Purchase Period. There shall be two Purchase Period Termination Dates in each year, which generally shall be (i) the Saturday closest to September 30 of each fiscal year and (ii) the Saturday closest to March 31 of each fiscal year.
     (q) “Subsidiary” means any present or future corporation which (i) would be a “subsidiary corporation” of the Corporation as that term is defined in Section 424 of the Code and (ii) is designated as a corporation whose employees may participate in the Plan by the Committee.
3. Effective Date
     The Effective Date of the Plan shall be the date of consummation of the Corporation’s initial public offering. For the purposes herein, the phrase “consummation of an initial public offering” shall mean the closing of a firm commitment underwritten public offering of the Corporation’s Common Stock pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended (the “Securities Act”). The Plan was amended and restated effective September 9, 1997, further amended effective May 2, 2000, and further amended and restated effective February 8, 2006. The first Purchase Period during which offers to purchase Common Stock may be made commenced on September 28, 1997.
4. Administration
     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless the Board elects to assume administration of the Plan in whole or in part. References to the “Committee” include the Board if it is acting in an administrative capacity with respect to the Plan.
     (b) In addition to action by meeting in accordance with applicable law, any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Options granted hereunder; and (iv) to construe and interpret the Plan, the Options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. Except to the extent prohibited by the Plan or applicable law or rule, the Committee may appoint one or more agents to assist in the administration of the Plan and may delegate all or any part of its responsibilities and powers to any such person or persons appointed by it. No member of the Board or Committee, as applicable, shall be liable while acting as administrator for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.
5. Shares Subject to Plan; Limitations on Purchases and Options
     (a) Shares Subject to Plan. The aggregate number of shares of Common Stock initially available for the grant of Options pursuant to the Plan was 500,000 shares (adjusted to 4,000,000 shares as a result of stock splits), subject to adjustment pursuant to Section 11 herein. As a result of the amendment and restatement of the Plan effective February 8, 2006, the maximum number of shares of Common Stock authorized for issuance under the Plan shall be 8,000,000 shares (an increase of 4,000,000 shares), subject to (i) adjustment as provided in Section 11 herein, and (ii) shareholder approval of such increase in accordance with applicable laws, rules and regulations. Shares of Common Stock distributed

3

pursuant to the Plan shall be authorized but unissued shares. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options granted hereunder. In the event that any Option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Option shall again be available for grant as an Option and shall not reduce the aggregate number of shares of Common Stock available for the grant of Options as set forth herein.
     (b) Limitations on Purchases and Options. If, on a given Purchase Period Termination Date, the number of shares with respect to which Options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and in no event shall the number of shares offered for purchase during any Purchase Period exceed the number of shares then available under the Plan. In addition, the maximum number of shares that may be purchased during any single Purchase Period shall not exceed 500,000 shares (subject to adjustment as provided in Section 11 herein), and, if the number of shares subject to Options that would otherwise be granted during a Purchase Period based on accumulated payroll deductions under Section 7(a) exceeds 500,000 shares, then the Corporation shall make a pro rata allocation of the number of shares subject to each Participant’s option for that Purchase Period in as uniform a manner as practicable and as the Company shall determine to be equitable, so as not to exceed the 500,000 share limitation for any Purchase Period. In the event that any pro rata allocation is made pursuant to this Section 5(b), any payroll deductions of a Participant not applied to the purchase of shares during such Purchase Period shall either be returned to such Participant (without interest) or applied to purchases in a future Purchase Period, as determined by the Committee in a manner consistent with Code Section 423 of the Code.
6. Eligibility and Participation; Payroll Deductions
     (a) Initial Eligibility. Any Eligible Employee who shall have completed 90 days’ employment and shall be employed by the Corporation on the date his participation in the Plan is to become effective shall be eligible to be a Participant during any Purchase Periods which commence on or after such 90-day period has concluded.
     (b) Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Corporation of any employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an employee’s employment for all purposes of the Plan and shall terminate such employee’s participation in the Plan and right to exercise any Option.
     (c) Commencement of Participation. An Eligible Employee shall become a Participant by completing an authorization for payroll deductions on the form provided by the Corporation and filing it with the Corporation on or before the date set therefor by the Committee, which date shall be prior to the Purchase Period Commencement Date for the applicable Purchase Period. Payroll deductions for a Participant during a Purchase Period shall commence on the applicable Purchase Period Commencement Date when his authorization for a payroll deduction becomes effective and shall continue for successive Purchase Periods during which the Participant is eligible to participate in the Plan, unless contributions are withdrawn or participation is terminated, as provided in Section 9.
     (d) Amount of Payroll Deduction; Determination of Total Compensation. At the time a Participant files his authorization for payroll deduction, he shall elect to have deductions made from his

4

pay on each payday that he is a Participant during a Purchase Period at a rate of not less than 1% nor more than 15% of his total compensation. A Participant’s total compensation during any Purchase Period means his base salary or regular rate of compensation (excluding commissions, bonuses, overtime, employee benefits and similar elements of compensation) determined as of the date of the payroll deduction or such other date or dates as may be determined by the Committee. In the case of an hourly employee, an Eligible Employee’s total compensation during a pay period shall be determined by multiplying such employee’s hourly rate of pay in effect on the date of the payroll deduction by the number of hours of work for such employee during such period. Such total compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provision of Section 423 of the Code and the regulations thereunder.
     (e) Participant’s Account; No Interest. All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 6(g) herein. In no event shall interest accrue on any payroll deductions made by a Participant.
     (f) Changes in Payroll Deductions. A Participant may withdraw, terminate or discontinue his participation in the Plan as provided in Section 9, but no other change can be made during a Purchase Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Purchase Period.
     (g) Participation During Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect: (i) to withdraw the balance in his account pursuant to Section 9; (ii) to discontinue contributions to the Plan but remain a Participant in the Plan; or (iii) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Corporation to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Corporation to such Participant are insufficient to meet such Participant’s authorized Plan deductions.
7. Grant of Options
     (a) Number of Shares Subject to Option. On the Purchase Period Commencement Date of each Purchase Period, a Participant shall be granted an Option to purchase on the Purchase Period Termination Date of such Purchase Period, at the applicable Option Price, such number of shares of Common Stock as is determined by dividing the amount of the Participant’s payroll deductions accumulated as of the Purchase Period Termination Date and retained in the Participant’s account as of the Purchase Period Termination Date by the applicable Option Price (as determined in accordance with Section 7(b) herein); provided, however, that (i) no Participant may purchase shares of Common Stock in excess of the limitation set forth in Section 13(c) herein, and the number of shares subject to an Option shall be adjusted as necessary to conform to such limitation; and (ii) in no event shall the aggregate number of shares deemed to be subject to Options during a Purchase Period exceed the number of shares then available under the Plan or the number of shares available for any single Purchase Period (as provided in Section 5 herein), and the number of shares deemed to be subject to Options shall be adjusted as necessary to conform to these limitations. The Fair Market Value of the Common Stock shall be determined as provided in Section 2(h) and 7(b) herein, and a Participant’s total compensation shall be determined according to Section 6(d) herein.
     (b) Option Price. The Option Price per share of Common Stock purchased with payroll deductions made during such a Purchase Period for a Participant shall be the lesser of:

5

     (i) 85% of the Fair Market Value per share of the Common Stock on the Purchase Period Commencement Date (the applicable Grant Date); or
     (ii) 85% of the Fair Market Value per share of the Common Stock on the Purchase Period Termination Date (the applicable Exercise Date).
8. Exercise of Options
     (a) Automatic Exercise. Unless a Participant gives written notice to the Corporation of withdrawal or terminates employment as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Purchase Period will be deemed to have been exercised automatically on the Purchase Period Termination Date applicable to such Purchase Period, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Participant pursuant to Section 5 and Section 7(a)).
     (b) Termination of Option. An Option granted during any Purchase Period shall expire on the earlier of (i) the date of termination of the Participant’s employment or (ii) the end of the last day of the applicable Purchase Period, except as otherwise provided in Section 6(g) (regarding leaves of absence).
     (c) Fractional Shares. Fractional shares will not be issued under the Plan. Any excess payroll deductions in a Participant’s account which would have been used to purchase fractional shares will be automatically re-invested in a subsequent Purchase Period unless the Participant timely revokes his authorization to re-invest such excess amounts.
     (d) Share Certificates; Credit to Participant Accounts. As promptly as practicable after the Purchase Period Termination Date of each Purchase Period, the shares of Common Stock purchased by a Participant for the Purchase Period shall be credited to such Participant’s account maintained by the Corporation, a stock brokerage or other financial services firm designated by the Participant or other similar entity, unless the Participant elects to have the Corporation deliver to the Participant certificates for the shares of Common Stock purchased upon exercise of his Option. If a Participant elects to have shares credited to his account (rather than certificates issued), a report will be made available to such Participant after the close of each Purchase Period stating the entries made to such Participant’s account, the number of shares of Common Stock purchased and the applicable Option Price.
9. Withdrawal; Termination of Employment
     (a) Withdrawal. A Participant may withdraw payroll deductions credited to his account during a Purchase Period at any time prior to the applicable Purchase Period Termination Date by giving written notice to the Corporation. All of the Participant’s payroll deductions credited to his account will be paid to him promptly (without interest) after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Purchase Period. The Corporation may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election to withdraw such deductions. A Participant’s withdrawal from any Purchase Period will not have any effect upon his eligibility to participate in any succeeding Purchase Period or in any similar plan which may hereafter be adopted by the Corporation. Notwithstanding the foregoing, however, if a Participant withdraws during a Purchase Period, payroll deductions shall not resume at the beginning of a succeeding Purchase Period unless the Participant is eligible to participate and the Participant delivers to the Corporation a new subscription agreement and otherwise complies with the terms of the Plan.

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     (b) Termination of Employment. Upon termination of a Participant’s employment for any reason (including but not limited to termination due to death but excluding a leave of absence for a period of less than 90 days), the Participant’s participation in the Plan shall be terminated. In the event of a Participant’s termination of employment, the payroll deductions credited to his account will be returned (without interest) to him, or, in the case of his death, to a beneficiary duly designated on a form acceptable to the Committee. Any unexercised Options granted to a Participant during such Purchase Period shall be deemed to have expired on the date of the Participant’s termination of employment (unless terminated earlier pursuant to Section 8(b) herein), and no further payroll deductions will be made for the Participant’s account.
10. Transferability
     No Option (or rights attendant to an Option) may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein, shall be null and void and without effect. An Option may be exercised during a Participant’s lifetime only by the Participant.
11. Dilution and Other Adjustments
     If there is any change in the outstanding shares of Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to Options, to the number of shares reserved for issuance under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options or otherwise advisable to reflect such change.
12. Shareholder Approval of Adoption of Plan
     The Plan was subject to the initial approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Corporation, which approval was obtained within 12 months before or after the date of adoption of the Plan by the Board. Amendments to the Plan shall be subject to shareholder approval to the extent, if any, as may be required by Section 423 of the Code or other applicable laws, rules or regulations.
13. Limitations on Options
     Notwithstanding any other provisions of the Plan:
     (a) The Corporation intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and regulations issued thereunder. Any provisions required to be included in the Plan under Section 423 and regulations issued thereunder are hereby included as fully as though set forth in the Plan.
     (b) No employee shall be granted an Option under the Plan if, immediately after the Option was granted, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary of the Corporation. For purposes of this Section 13(b), stock ownership of an individual shall be determined under the rules of

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Section 424(d) of the Code, and stock which the employee may purchase under outstanding Options shall be treated as stock owned by the employee.
     (c) No employee shall be granted an Option under the Plan which permits his rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Corporation and any parent or Subsidiary of the Corporation to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such Option) for each calendar year in which such Option is outstanding at any time. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 13(c).
     (d) All employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any employee under Options granted pursuant to the Plan shall bear a uniform relationship to the total compensation of employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.
14. Amendment and Termination of the Plan and Options
     The Board, without further action on the part of the shareholders of the Corporation, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that, to the extent required under Section 423 of the Code or other applicable laws, rules or regulations, it may not, without the approval of the shareholders of the Corporation, (i) change the aggregate number of shares of Common Stock which may be issued under the Plan (except to the extent of adjustments pursuant to Section 11); (ii) change the corporation or class of corporations whose employees will be offered Options under the Plan; or (iii) effect a change which would otherwise require shareholder approval under Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this Section 14 may materially and adversely affect any outstanding Option without the consent of the holder thereof.
15. Designation of Beneficiary
     The Committee, in its sole discretion, may authorize a Participant to designate in writing a person or persons as each such Participant’s beneficiary, which beneficiary shall be entitled to the rights, if any, of the Participant in the event of the Participant’s death to which the Participant would otherwise be entitled. The Committee shall have sole discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.
16. Miscellaneous
     (a) Legal and Other Requirements. The Corporation may impose such restrictions on any Options and shares of Common Stock acquired upon exercise of Options as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities

8

Act of 1933, as amended). The Corporation may cause a restrictive legend to be placed on any certificate for shares issued pursuant to an Option hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
     (b) No Obligation To Exercise Options. The granting of an Option shall impose no obligation upon a Participant to exercise such Option.
     (c) Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to Options will be used for general corporate purposes.
     (d) Withholding Taxes. Upon the exercise of any Option under the Plan, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to exercise of an Option, a Participant must make adequate provision for the federal, state or other tax withholding obligations, if any, which arise from the exercise of the option or the disposition of the Common Stock. The Corporation shall have the right to require the Participant to remit to the Corporation, or to withhold from the Participant (or both) amounts sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.
     (e) Right to Terminate Employment. Nothing in the Plan, an Option or any agreement or instrument entered into pursuant to the Plan shall confer upon an employee the right to continue in the employment of the Corporation or any Subsidiary or affect any right which the Corporation or any Subsidiary may have to terminate the employment of such employee. Except as otherwise provided in the Plan, all rights of a Participant with respect to Options granted hereunder shall terminate upon the termination of employment of the Participant.
     (f) Rights as a Shareholder. No Participant or other person shall have any rights as a shareholder unless and until certificates for shares of Common Stock are issued to him or credited to his account on the records of the Corporation.
     (g) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Corporation (i) on the date it is personally delivered to the Corporation at its principal executive offices or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an Eligible Employee (i) on the date it is personally delivered to him or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Corporation or of any Subsidiary.
     (h) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of North Carolina, without regard to the principles of conflicts of laws, to the extent not inconsistent with Section 423 of the Code and regulations thereunder or other applicable federal laws of the United States.
     (i) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.
     (j) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9

2003 STOCK INCENTIVE PLAN
OF
RF MICRO DEVICES, INC.

2003 STOCK INCENTIVE PLAN
OF
RF MICRO DEVICES, INC.
1. Purpose
     The purpose of the 2003 Stock Incentive Plan of RF Micro Devices, Inc. (the “Plan”) is to encourage and enable selected employees, directors and independent contractors of RF Micro Devices, Inc. (RF Micro Devices, Inc., together with any successor corporation thereto, being referred to herein as the “Corporation”) and its related entities to acquire or to increase their holdings of common stock of the Corporation (the “Common Stock”) and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as “awards”) to selected employees, independent contractors and directors, including the granting to selected participants of incentive stock options (“incentive options”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“nonqualified options”), stock appreciation rights (“SARs”), restricted awards in the form of restricted stock awards (“restricted stock awards”) and restricted stock units (“restricted stock units”), and performance awards in the form of performance shares (“performance shares”) and performance units (“performance units”). Incentive options and nonqualified options shall be referred to herein collectively as “options.” Restricted stock awards and restricted stock units shall be referred to herein collectively as “restricted awards.” Performance shares and performance units shall be referred to herein collectively as “performance awards.”
2. Administration of the Plan
     (a) The Plan shall be administered by the Board of Directors of the Corporation (the “Board” or the “Board of Directors”) or, upon its delegation, by the Compensation Committee of the Board of Directors (the “Committee”). Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code and related regulations, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.
     (b) In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of the Common Stock, if any, subject to an award,

1

and all terms, conditions, restrictions and limitations of an award; (ii) to prescribe the form or forms of the agreements evidencing any awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, awards and award agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an award or an award agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation.
     (c) Notwithstanding the other provisions of Section 2, the Administrator may delegate to one or more officers of the Corporation the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) herein with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a “covered employee” as defined under Section 162(m) of the Code and related regulations. To the extent that the Administrator has delegated authority to grant awards pursuant to this Section 2(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable laws, rules and regulations.
3. Effective Date
     The effective date of the Plan shall be July 22, 2003 (the “Effective Date”). Awards may be granted under the Plan on and after the Effective Date, but no awards will be granted after July 21, 2013. Awards which are outstanding on July 21, 2013 (or such earlier termination date as may be established by the Board pursuant to Section 16(a) herein) shall continue in accordance with their terms, unless otherwise provided in the Plan or an award agreement.
4. Shares of Stock Subject to the Plan; Award Limitations
     (a) Shares Available for Awards: Subject to adjustments as provided in this Section 4(c), the aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Plan shall not exceed the sum of (i) 9,250,000 shares, plus (ii) any shares of Common Stock (A) remaining available for issuance as of the Effective Date of the Plan under the Corporation’s 1999 Stock Incentive Plan, Key Employees’ 1997 Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by the Corporation (collectively, the “Prior Plans”), and/or (B) subject to an award granted under a Prior Plan, which award is forfeited,

2

cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. Notwithstanding any provision herein to the contrary, the following limitations shall apply to awards granted under the Plan, in each case subject to adjustment pursuant to Section 4(c):
     (i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of incentive stock options shall not exceed 9,250,000 shares; and
     (ii) No participant may be granted awards in any 12-month period for more than 800,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award).
     (b) Shares not subject to limitations: The following will not be applied to the share limitations of Section 4(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (ii) awards which by their terms are settled in cash, (iii) shares and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted as the result of a merger, consolidation, or acquisition of the employing company (or an affiliate) pursuant to which it is merged with the Corporation or becomes a related entity of the Corporation, (iv) any shares subject to an award under the Plan which award is forfeited, cancelled, terminated, expires or lapses for any reason, and (v) any shares surrendered by a participant or withheld by the Corporation to pay the option price for an option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with the terms of the Plan, a participant pays such option price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares.
     (c) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related entity, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a related entity affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may be otherwise advisable.
5. Eligibility
     An award may be granted only to an individual who satisfies the following eligibility requirements on the date the award is granted:
     (a) The individual is either (i) an employee of the Corporation or a related entity, (ii) a director of the Corporation or a related entity, or (iii) an independent contractor, consultant or advisor (collectively, “independent contractors”) providing services to the Corporation or a related entity. For this purpose, an individual shall be considered to be an “employee” only if there exists

3

between the individual and the Corporation or a related entity the legal and bona fide relationship of employer and employee.
     (b) With respect to the grant of incentive options, the individual does not own, immediately before the time that the incentive option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation. Notwithstanding the foregoing, an individual who owns more than 10% of the total combined voting power of the Corporation or a related corporation may be granted an incentive option if the option price is at least 110% of the fair market value of the Common Stock (as defined in Section 6(c)(ii) herein), and the option period (as defined in Section 6(d)(i) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.
     (c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or a related entity, the recipient is otherwise eligible to receive the award and the terms of the award are consistent with the Plan and applicable laws, rules and regulations (including, to the extent necessary, the federal securities laws registration provisions and Section 424(a) of the Code).
     (d) The individual, being otherwise eligible under this Section 5, is selected by the Administrator as an individual to whom an award shall be granted (a “participant”).
6. Options
     (a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both incentive options and nonqualified options may be granted under the Plan, as determined by the Administrator; provided, however, that incentive options may only be granted to employees of the Corporation or a related corporation. To the extent that an option is designated as an incentive option but does not qualify as such under Section 422 of the Code, the option (or portion thereof) shall be treated as a nonqualified option.
     (b) Option Price: The price per share at which an option may be exercised (the “option price”) shall be established by the Administrator and stated in the award agreement evidencing the grant of the option; provided, that (i) the option price of an option shall be no less than the fair market value per share of the Common Stock, as determined in accordance with Section 6(c)(ii) on the date the option is granted (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a related corporation, as provided in Section 5(b) herein); and (ii) in no event shall the option price per share of any option be less than the par value per share, if any, of the Common Stock.
     (c) Date of Grant; Fair Market Value
     (i) An incentive option shall be considered to be granted on the date that the Administrator acts to grant the option, or on any later date specified by the Administrator as the effective date of the option. A nonqualified option shall be considered to be granted on

4

the date the Administrator acts to grant the option or any other date specified by the Administrator as the date of grant of the option.
     (ii) For the purposes of the Plan, the fair market value per share of the Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the Administrator, the fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the option is granted or other determination is made (each, a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately or nearest preceding the valuation date for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.
     (iii) In no event shall there first become exercisable by an employee in any one calendar year incentive options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an incentive option is granted) greater than $100,000.
     (d) Option Period and Limitations on the Right to Exercise Options
     (i) The term of an option (the “option period”) shall be determined by the Administrator at the time the option is granted and shall be stated in the individual award agreement. With respect to incentive options, the option period shall not extend more than 10 years from the date on which the option is granted (or five years with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation, as provided in Section 5(b) herein). Any option or portion thereof not exercised before expiration of the option period shall terminate. The period or periods during which, and conditions pursuant to which, an option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.
     (ii) An option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an individual award agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules

5

and regulations (including but not limited to Section 402 of the Sarbanes-Oxley Act of 2002), payment may also be made:
          (A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the participant at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator;
          (B) By shares of Common Stock withheld upon exercise;
          (C) By delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price;
          (D) By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or
          (E) By any combination of the foregoing methods.
Shares tendered or withheld in payment on the exercise of an option shall be valued at their fair market value on the date of exercise, as determined by the Administrator by applying the provisions of Section 6(c)(ii).
     (iii) Unless the Administrator determines otherwise, no option granted to a participant who was an employee at the time of grant shall be exercised unless the participant is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the option was granted, subject to the following:
          (A) An option shall not be affected by any change in the terms, conditions or status of the participant’s employment, provided that the participant continues to be an employee of the Corporation or a related entity.
          (B) The employment relationship of a participant shall be treated as continuing intact for any period that the participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a participant shall also be treated as continuing intact while the participant is not in active service because of disability. The Administrator shall have sole authority to determine whether a participant is disabled and, if applicable, the date of a participant’s termination of employment or service for any reason (the “termination date”).
          (C) Unless the Administrator determines otherwise, if the employment of a participant is terminated because of disability or death, the option may be exercised only to the extent exercisable on the participant’s termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not

6

otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 12 months next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. In the event of the participant’s death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.
          (D) Unless the Administrator determines otherwise, if the employment of the participant is terminated for any reason other than disability, death or for “cause,” his option may be exercised to the extent exercisable on his termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the participant’s date of termination of employment as the termination date). In the event of the participant’s death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.
          (E) Unless the Administrator determines otherwise, if the employment of the participant is terminated for “cause,” his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. For purposes of the Plan, unless the Administrator determines otherwise, a participant’s termination shall be for “cause” if such termination results from the participant’s (X) termination for “cause” under the participant’s employment, consulting or other agreement with the Corporation or a related entity, if any, or (Y) if the participant has not entered into any such employment, consulting or other agreement, then the participant’s termination shall be for “cause” if termination results due to the participant’s (i) dishonesty; (ii) refusal to perform his duties for the Corporation; or (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “cause” shall be made by the Administrator and its determination shall be final and conclusive.
          (F) Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

7

     (iv) Unless the Administrator determines otherwise, an option granted to a participant who was a non-employee director of the Corporation or a related entity at the time of grant may be exercised only to the extent exercisable on the date of the participant’s termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 24 months next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(a)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.
     (v) Unless the Administrator determines otherwise, an option granted to a participant who was an independent contractor of the Corporation or a related entity at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(d)(iii) herein) may be exercised only to the extent exercisable on the date of the participant’s termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(d)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.
     (vi) A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an option shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price (except as may otherwise be determined by the Corporation in the event of payment of the option price pursuant to Section 6(d)(ii)(C) herein).
     (vii) If shares of Common Stock acquired upon exercise of an incentive option are disposed of within two years following the date of grant or one year following the transfer of such shares to a participant upon exercise, the participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

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     (e) Nontransferability of Options: Incentive options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Nonqualified options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentence, an option shall be exercisable during the participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.
7. Stock Appreciation Rights
     (a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an option (hereinafter called a “related option”) with respect to all or a portion of the shares of Common Stock subject to the related option (a “tandem SAR”) or may be granted separately to an eligible individual (a “freestanding SAR”). Subject to the limitations of the Plan, upon the exercise of an SAR, a participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such SAR. The base price per share of an SAR shall be no less than the fair market value per share of the Common Stock (as determined in accordance with Section 6(c)(ii)) on the date the SAR is granted.
     (b) Tandem SARs: A tandem SAR may be granted either concurrently with the grant of the related option or (if the related option is a nonqualified option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related option. Tandem SARs shall be exercisable only at the time and to the extent that the related option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the related option. For purposes of determining the number of shares of Common Stock that remain subject to such related option and for purposes of determining the number of shares of Common Stock in respect of which other awards may be granted, a related option shall be considered to have been surrendered upon the exercise of a tandem SAR to the extent of the number of shares of Common Stock with respect to which such tandem SAR is exercised. Upon the exercise or termination of a related option, the tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated.
     (c) Freestanding SARs: An SAR may be granted without relationship to an option (as defined above, a “freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.
     (d) Exercise of SARs:
     (i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable award agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of tandem SARs, such shorter option

9

period as may apply to the related option. Any SAR or portion thereof not exercised before expiration of the exercise period established by the Administrator shall terminate.
     (ii) SARs may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. The date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the participant of the exercise of such SAR.
     (iii) Each participant’s award agreement shall set forth the extent to which the participant shall have the right to exercise an SAR following termination of the participant’s employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the award agreement entered into with a participant, need not be uniform among all SARs issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, unless the Administrator determines otherwise, no SAR may be exercised unless the participant is, at the time of exercise, an eligible participant, as described in Section 5, and has been a participant continuously since the date the SAR was granted, subject to the provisions of Sections 6(d)(iii), (iv) and (v) herein.
     (e) Consideration: The consideration to be received upon the exercise of the SAR by the participant shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section 6(c)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the Administrator. The Corporation’s obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent, if any, as the Administrator may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise. A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an SAR and shall not have any rights as a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable award agreement, the participant will receive cash in lieu of fractional shares.
     (f) Limitations: The applicable award agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Administrator. Unless otherwise provided in the applicable award agreement or the Plan, any such terms, conditions or limitations relating to a tandem SAR shall not restrict the exercisability of the related option.
     (g) Nontransferability: Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and SARs may be exercised during the participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

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8. Restricted Awards
     (a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant restricted awards to such individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Such restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted awards shall be payable in cash or whole shares of Common Stock (including restricted stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a restricted award may be earned (the “restriction period”), and shall determine the conditions which must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death, or any combination of such conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the performance objectives to be used in valuing restricted awards, which performance objectives may vary from participant to participant and between groups of participants and shall be based upon such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that, with respect to restricted awards payable to covered employees which are intended to be eligible for the compensation deduction limitation exception available under Section 162(m) of the Code and related regulations, such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): sales goals, earnings per share, return on equity, return on assets and total return to shareholders. The Administrator shall have sole authority to determine whether and to what degree restricted awards have vested and been earned and are payable and to establish and interpret the terms and conditions of restricted awards and the provisions herein. The Administrator shall also determine the form and terms of payment of restricted awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any restricted award granted to the participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other restricted awards granted to any participant.
     (b) Forfeiture of Restricted Awards: Unless the Administrator determines otherwise, if the employment or service of a participant shall be terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Plan and the individual award agreement, such award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.
     (c) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights or other rights as a shareholder with respect to shares subject to a restricted award which has not yet vested or been earned. Unless the Administrator determines otherwise, a certificate or certificates for shares of Common Stock subject to a restricted award shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the shares subject to the award (or portion thereof) have vested and been earned. Notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the

11

shares subject to a restricted award and to require the participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such award, until such time as the restricted award vests (or is forfeited).
     (d) Nontransferability: Unless the Administrator determines otherwise, restricted awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a restricted award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the award until the restriction period has expired and until all conditions to vesting have been met.
9. Performance Awards
     (a) Grant of Performance Awards: Subject to the terms of the Plan, performance awards may be granted to participants upon such terms and conditions and at such times as shall be determined by the Administrator. Such performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of Common Stock or the cash value thereof (or a combination thereof) which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value (as determined in accordance with Section 6(c)(iii) herein) of a share of Common Stock. An award of a performance unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant. Subject to Section 4(a), above, the Administrator shall have complete discretion in determining the number of performance units and/or performance shares granted to any participant. The Administrator shall determine the nature, length and starting date of the period during which a performance award may be earned (the “performance period”), and shall determine the conditions which must be met in order for a performance award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. The Administrator shall determine the performance objectives to be used in valuing performance awards, which performance objectives may vary from participant to participant and between groups of participants and shall be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that, with respect to performance awards payable to covered employees which are intended to be eligible for the compensation deduction limitation exception available under Section 162(m) of the Code and related regulations, such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): sales goals, earnings per share, return on equity, return on assets and total return to shareholders. The Administrator shall have sole authority to determine whether and to what degree performance awards have been earned and are payable and to interpret the terms and conditions of performance awards and the provisions herein. The Administrator also shall determine the form and terms of payment of performance awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any performance award granted to a participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other awards granted to any participant.
     (b) Form of Payment: Payment of the amount to which a participant shall be entitled upon earning a performance award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole

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discretion. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.
     (c) Forfeiture of Performance Awards: Unless the Administrator determines otherwise, if the employment or service of a participant shall terminate for any reason and the participant has not earned all or part of a performance award pursuant to the terms of the Plan and individual award agreement, such award, to the extent not then earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.
     (d) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights, or other rights as a shareholder with respect to shares, if any, which are subject to a performance award prior to the time the performance award has been earned. Unless the Administrator determines otherwise, a certificate or certificates for shares of Common Stock, if any, subject to a performance award shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the award has been earned. Notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the shares subject to a performance award and the right to require the participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such award, until such time as the award is earned (or forfeited).
     (e) Nontransferability: Unless the Administrator determines otherwise, performance awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a performance award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the award until the performance period has expired and until the conditions to earning the award have been met.
10. Withholding
     The Corporation shall withhold all required local, state, federal, foreign and other taxes from any amount payable in cash with respect to an award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.
11. Dividends and Dividend Equivalents
     The Administrator may, in its sole discretion, provide that the awards granted under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s account. Any crediting of dividends or dividend

13

equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents.
12. Section 16(b) Compliance
     To the extent that any participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of the Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.
13. Code Section 162(m) Performance-Based Compensation
     To the extent to which Section 162(m) of the Code is applicable, the Corporation intends that compensation paid under the Plan to covered employees (as such term is defined in Section 162(m) and related regulations) will, to the extent practicable, constitute qualified “performance-based compensation” within the meaning of Section 162(m) and related regulations, unless otherwise determined by the Administrator. Accordingly, the provisions of the Plan shall be administered and interpreted in a manner consistent with Section 162(m) and related regulations to the extent practicable to do so.
14. No Right or Obligation of Continued Employment or Service
     Nothing in the Plan shall confer upon the participant any right to continue in the service of the Corporation or a related entity as an employee, director or independent contractor or to interfere in any way with the right of the Corporation or a related entity to terminate the participant’s employment or service at any time. Except as otherwise provided in the Plan or an award agreement, awards granted under the Plan to employees of the Corporation or a related entity shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of, or in service to, the Corporation or a related entity.
15. Unfunded Plan; Retirement Plans
     (a) Neither a participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related entity, including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related entity. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.
     (b) The amount of any compensation deemed to be received by a participant pursuant to an award shall not constitute compensation with respect to which any other employee benefits of such participant are determined, including, without limitation, benefits under any bonus, pension,

14

profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.
     (c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any related entity, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any related entity.
16. Amendment and Termination of the Plan
     (a) General: The Plan and any award granted under the Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) amendment or termination of an award shall not, without the consent of a recipient of an award, materially adversely affect the rights of the recipient with respect to an outstanding award. Notwithstanding clause (i) of the preceding sentence, except for adjustments made pursuant to Section 4(c), the option price for any outstanding option or base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding option or SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a new option or SAR with a lower exercise or base price than the original option or SAR, as the case may be, without shareholder approval of any such action.
     (b) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events: The Administrator shall have authority to make adjustments to the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Corporation or any related entity, or the financial statements of the Corporation or any related entity, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.
     (c) Cash Settlement: Notwithstanding any provision of the Plan, an award or an award agreement to the contrary, the Administrator may cause any award granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled award.
17. Restrictions on Awards and Shares
     The Corporation may impose such restrictions on awards and shares representing awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an award hereunder

15

in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
18. Change of Control
     (a) Notwithstanding any other provision of the Plan to the contrary, and unless an individual award agreement provides otherwise, in the event of a change of control (as defined in Section 18(c) herein):
     (i) All options and SARs outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.
     (ii) Any restrictions including but not limited to the restriction period, performance period and/or performance criteria applicable to any restricted award and any performance award shall be deemed to have been met, and such awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.
     (b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity, the Administrator may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 18(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related entity.
     (c) For the purposes herein, a “change of control” shall be deemed to have occurred on the earliest of the following dates:
     (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;
     (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

16

     (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.
(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)
19. Applicable Law
     The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.
20. Shareholder Approval
     The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.
21. Deferrals
     The Administrator may permit or require a participant to defer receipt of the delivery of shares of Common Stock or other benefit that would otherwise be due pursuant to the exercise, vesting or earning of an award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures for such deferrals.
22. Beneficiary Designation
     The Administrator may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards (if any) to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant’s death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.
23. Gender and Number
     Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

17

24. Successors and Assigns
     The Plan shall be binding upon the Corporation, its successors and assigns, and participants, their executors, administrators and permitted transferees and beneficiaries.
25. Severability
     If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
26. Certain Definitions
     In addition to other terms defined in the Plan, the following terms shall have the meaning indicated:
     (a) “Award agreement” means any written agreement or agreements between the Corporation and the recipient of an award pursuant to the Plan relating to the terms, conditions and restrictions of an award conferred herein. Such award agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an award, as may be established by the Administrator.
     (b) “Covered employee” shall have the meaning given the term in Section 162(m) of the Code and the regulations thereunder.
     (c) “Disability” shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, “disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.
     (d) “Displacement” shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, “displacement” shall mean the termination of the participant’s employment or service due to the elimination of the participant’s job or position without fault on the part of the participant.
     (e) “Parent” or “parent corporation” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.
     (f) “Predecessor” or “predecessor corporation” means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under Section 424(a) had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

18

     (g) “Related corporation” means any parent, subsidiary or predecessor of the Corporation, and “related entity” means any related corporation or any other business entity which is an affiliate controlled by the Corporation; provided, however, that the term “related entity” shall be construed in a manner in accordance with the registration provisions under applicable federal securities laws.
     (h) “Restricted stock” shall mean shares of Common Stock which are subject to restricted awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan and the applicable award agreement.
     (i) “Retirement” shall have the meaning ascribed in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, “retirement” shall mean retirement in accordance with the retirement policies and procedures established by the Corporation.
     (j) “Subsidiary” or “subsidiary corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

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     IN WITNESS WHEREOF, this 2003 Stock Incentive Plan of RF Micro Devices, Inc., is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the 6th day of June, 2003.

RF MICRO DEVICES, INC.

	By: Name:	/s/ William Priddy William A. Priddy, Jr.
	Title:	Chief Financial Officer and
Corporate Vice President of Administration
ATTEST:

Powell T. Seymour
Secretary

[Corporate Seal]
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2006 DECLARATION OF AMENDMENT TO
2003 STOCK INCENTIVE PLAN
OF
RF MICRO DEVICES, INC.
     THIS 2006 DECLARATION OF AMENDMENT, is made effective as of the 1st day of June, 2006, by RF MICRO DEVICES, INC. (the “Corporation”), to the Corporation’s 2003 Stock Incentive Plan (the “Plan”).
R E C I T A L S:
     WHEREAS, the Board of Directors of the Corporation has deemed it advisable to amend the Plan to (i) increase the authorized shares available under the Plan and available for the grant of incentive stock options in Section 4(a), (ii) expand the performance factors applicable to certain restricted awards and performance awards in Section 8(a) and Section 9(a), (iii) remove the cash settlement provisions in Section 16(c), and (iv) modify the provisions of Section 18 regarding the definition and effect of a change of control, subject to shareholder approval of the amendments described in (i) and (ii), herein; and
     WHEREAS, the Corporation desires to evidence such amendments by this Declaration of Amendment.
     NOW, THEREFORE, IT IS DECLARED that, effective as of June 1, 2006, the Plan shall be and hereby is amended as follows, provided, however, that the amendments to Section 4(a), Section 8(a) and Section 9(a) of the Plan, as reflected in Sections 1, 2 and 3, below, shall be subject to shareholder approval of such amendments:
     1. Amendment to Section 4(a). Section 4(a) (“Shares of Stock Subject to the Plan; Award Limitations — Shares Available for Awards”) of the Plan is hereby amended by substituting “24,250,000” for “9,250,000” in both Section 4(a) and Section 4(a)(i), so that Section 4(a) and Section 4(a)(i) shall be amended as follows (with the remainder of Section 4(a) being unchanged):
     “(a) Shares Available for Awards: Subject to adjustments as provided in this Section 4(c), the aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Plan shall not exceed the sum of (i) 24,250,000 shares, plus (ii) any shares of Common Stock (A) remaining available for issuance as of the Effective Date of the Plan under the Corporation’s 1999 Stock Incentive Plan, Key Employees’ 1997 Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by the Corporation (collectively, the “Prior Plans”), and/or (B) subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. Notwithstanding any provision herein to the contrary, the following limitations shall apply to awards granted under the Plan, in each case subject to adjustment pursuant to Section 4(c):

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     (i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of incentive stock options shall not exceed 24,250,000 shares; and”
     2. Amendment to Section 8(a). Section 8(a) (“Restricted Awards — Grant of Restricted Awards”) shall be amended by deleting the reference to “sales goals, earnings per share, return on equity, return on assets and total return to shareholders” in the fifth sentence of Section 8(a) and inserting the following in lieu thereof (with the remainder of Section 8(a) being unchanged):
     “(i) objective goals for revenue; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) module productions; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on shareholders’ equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created, and/or (xxv) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.”
     3. Amendment to Section 9(a). Section 9(a) (“Performance Awards — Grant of Performance Awards”) shall be amended by deleting the reference to “sales goals, earnings per share, return on equity, return on assets and total return to shareholders” in the seventh sentence of Section 9(a) and inserting the following in lieu thereof (with the remainder of Section 9(a) being unchanged):
     “(i) objective goals for revenue; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) module productions; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on shareholders’ equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created, and/or (xxv) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy.”

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     4. Amendment to Section 16. Section 16 (“Amendment and Termination of the Plan”) shall be amended by deleting Section 16(c) (“Cash Settlement”) in its entirety, with the remainder of Section 16 being unchanged.
     5. Amendment to Section 18(c). Section 18(c) (“Change of Control”) shall be amended to read as follows (with the remainder of Section 18 being unchanged except as provided in Section 6 herein):
     “(c) For the purposes herein, a “change of control” shall have the meaning given the term “change in control” in a participant’s change in control agreement with the Corporation, or, if the participant has not entered into any such change in control agreement, then a change of control shall be deemed to have occurred on the earliest of the following dates:
     (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;
     (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or
     (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.
(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)”
     6. Addition of New Section 18(d). Section 18 (“Change of Control”) shall be amended by adding a new Section 18(d), as follows (with the remainder of Section 18 being unchanged except as provided in Section 5 herein):

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     “(d) Notwithstanding any other provision of the Plan to the contrary, and unless an individual award agreement expressly provides otherwise, in the event that a participant has entered into a change in control agreement or similar agreement with the Corporation, the participant shall be entitled to the greater of the benefits provided upon a change of control of the Corporation under this Plan or the respective change in control agreement or similar agreement, and such change in control agreement or similar agreement shall not be construed to reduce in any way the benefits otherwise provided to a participant upon the occurrence of a change of control as defined in the Plan.”
     7. Continued Effect. Except as set forth herein, the Plan shall remain in full force and effect.

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RF MICRO DEVICES, INC.
2006 DIRECTORS STOCK OPTION PLAN

RF MICRO DEVICES, INC.
2006 DIRECTORS STOCK OPTION PLAN
1. Definitions.
In addition to other terms defined herein, the following terms shall have the meanings given below:
     (a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.
     (b) Affiliate means any Parent or Subsidiary of the Corporation, and also includes any other business entity which is controlled by, under common control with or controls the Corporation; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws and as permitted under Code Section 409A.
     (c) Annual Option means an Option granted on an annual basis to a Nonemployee Director of the Corporation as provided in Section 7.
     (d) Board or Board of Directors means the Board of Directors of the Corporation.
     (e) Cause shall mean a Participant’s termination of service as a Director resulting from the Participant’s termination for “Cause” due to the Participant’s (i) dishonesty, (ii) refusal to perform his duties for the Corporation, (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation, or termination for any other reason which the Administrator in its sole discretion determines constitutes a termination for “Cause.”
     (f) Change of Control:
     (i) General: Except as may be otherwise provided in an individual Option Agreement or as may be otherwise required in order to comply with Code Section 409A, a Change of Control shall be deemed to have occurred on the earliest of the following dates:
     (A) The date any entity or person shall have become the beneficial owner of, or shall obtained voting control over, fifty-one (51%) or more of the outstanding Common Stock of the Corporation.
     (B) The date the shareholders of the Corporation approve a definitive agreement (X) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (Y) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or
     (C) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new Director was approved by the vote of two-thirds of the Directors then still in office who were in office at the beginning of the 12-month period.
(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)
     (ii) Definition Applicable to Options subject to Code Section 409A: Notwithstanding the preceding provisions of Section 1(h)(i), in the event that any Options granted under the Plan are deemed to be deferred compensation subject to the provisions of Code Section 409A, then distributions related to such Options pursuant to a change of control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Corporation, (B) a change in effective control of the Corporation, or (C) a change in the ownership of a substantial portion of the assets of the Corporation.
     (g) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.
     (h) Committee means the Compensation Committee of the Board which may be appointed to administer the Plan.
     (i) Common Stock means the common stock of RF Micro Devices, Inc., no par value.
     (j) Corporation means RF Micro Devices, Inc., a North Carolina corporation, together with any successor thereto.
     (k) Director means a member of the Board.
     (l) Effective Date means the effective date of the Plan, as provided in Section 4.
     (m) Employee means any person who is an employee of the Corporation or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or an Affiliate the legal and bona fide relationship of employer and employee.
     (n) Exchange Act means the Securities Exchange Act of 1934, as amended.
     (o) Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (as applicable) on the date immediately preceding the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date immediately or nearest preceding the valuation date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, the Fair Market Value shall be determined in accordance with Code Section 409A to the extent required.
     (p) Initial Option means an Option granted to a Nonemployee Director of the Corporation upon initial election or appointment to the Board, as provided in Section 7.
     (q) Nonemployee Director means a Director of the Board who is not an Employee of the Corporation or an Affiliate and who is eligible to receive an Option pursuant to Section 6.
     (r) Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.
     (s) Option means a stock option granted to a Nonemployee Director under Section 7 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock, subject to the terms of the Plan and applicable Option Agreement. An Option may be in the form of an Annual Option or an Initial Option, as provided in Section 7.
     (t) Option Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Option granted to the Participant. An Option Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares or any other benefit underlying an Option, as may be established by the Administrator.
     (u) Option Period means the term of an Option, as provided in Section 7(e).
     (v) Option Price means the price at which an Option may be exercised, as provided in Section 7(d).
     (w) Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
     (x) Participant means a Nonemployee Director who has been granted an Option under the Plan.
     (y) Plan means the RF Micro Devices, Inc. 2006 Directors Stock Option Plan, as it may be hereafter amended and/or restated.
     (z) Prior Plan means the Nonemployee Directors’ Stock Option Plan of RF Micro Devices, Inc., as amended and restated.
     (aa) Securities Act means the Securities Act of 1933, as amended.

     (bb) Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
     (cc) Termination Date means the date of termination of a Participant’s service on the Board for any reason, as determined by the Administrator in its discretion.
2. Purpose.
     The purposes of the Plan are to compensate Nonemployee Directors for their service on the Board and encourage and enable such Directors to acquire or to increase their holdings of Common Stock in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. The Plan is also intended to further the efforts of the Corporation to attract and retain qualified Nonemployee Directors. These purposes will be carried out through the granting of Options to Nonemployee Directors. Such Options include Initial Options granted to Nonemployee Directors upon their initial election or appointment to the Board (as defined above, “Initial Options”) and Options granted to Nonemployee Directors on an annual basis (as defined above, “Annual Options”).
3. Administration of the Plan.
     (a) The Plan shall be administered by the Committee unless the Board elects to assume administration of the Plan in whole or in part. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Exchange Act, or as may otherwise be permitted under Rule 16b-3. For the purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.
     (b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Options, (ii) to prescribe the form or forms of Option Agreements evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Options and Option Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. Except to the extent otherwise required under Code Section 409A, (i) the Administrator shall have the authority to accelerate the date that any Option which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Option granted to any recipient; and (ii) the Administrator also may modify or extend the terms and conditions for exercise or vesting of an Option. In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Option or an Option Agreement. The members of the Board and the Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation and bylaws and/or under applicable law.

4. Effective Date; Plan Term
     The Effective Date of the Plan shall be July 31, 2006. Options may be granted under the Plan on and after the Effective Date, but not after July 30, 2016. Options that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 9(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Option Agreement.
5. Shares of Stock Subject to the Plan; Option Limitations
     (a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(c), the aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall not exceed the sum of (i) 1,000,000 shares, plus (ii) any shares of Common Stock remaining available for issuance under the Prior Plan as of the Effective Date of the Plan, plus (iii) any shares subject to an option granted under the Prior Plan, which option at any time is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the option. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Options hereunder.
     (b) Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Options; (ii) any shares subject to an Option under the Plan which Option is forfeited, cancelled, terminated, expires or lapses for any reason or any shares subject to an Option which shares are repurchased or reacquired by the Corporation; and (iii) any shares surrendered by a Participant or withheld by the Corporation to pay the Option Price for an Option or shares used to satisfy any tax withholding requirement in connection with the exercise of an Option if, in accordance with the terms of the Plan, a Participant pays such Option Price or satisfies such tax withholding obligation by either tendering previously owned shares or having the Corporation withhold shares.
     (c) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or an Affiliate, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or an Affiliate affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Options and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Options or as may be otherwise advisable.
6. Eligibility.
     An Option may be granted only to an individual who is a Nonemployee Director on the date the Option is granted.
7. Grant and Exercise of Options
     (a) General: Each Nonemployee Director who is otherwise eligible under this Section 7 shall be granted an Option or Options as provided in Section 7. Such Options shall be designated as Nonqualified Options.

     (b) Grant of Initial Options Upon Initial Election or Appointment to the Board: Each Nonemployee Director who is first elected or appointed to the Board on or after the Effective Date shall receive an Initial Option to purchase 50,000 shares of Common Stock. The date of grant of such an Initial Option shall be the fifth business day after the date of the annual meeting of shareholders as to those Nonemployee Directors who are first elected at an annual meeting of shareholders and the fifth business day after the date of election or appointment to the Board as to those Nonemployee Directors who are first elected or appointed to the Board other than at an annual meeting of shareholders.
     (c) Grant of Annual Options: Each Nonemployee Director also shall be granted, on an annual basis commencing with the 2006 annual meeting of shareholders, an Annual Option to purchase 25,000 shares of Common Stock (or, an Annual Option for 30,000 shares, in the case of the nonemployee chairman of the Board), provided that the Nonemployee Director continues to serve as a member of the Board as of the date of grant. The date of grant of an Annual Option shall be the fifth business day after the date of the annual or other shareholders meeting at which Directors are elected. However, notwithstanding the foregoing, with respect to a new Nonemployee Director who is appointed or elected other than at an annual meeting of shareholders, the number of shares subject to the first Annual Option to be granted to such Director shall be reduced by 25% for each three-month period (or portion thereof) that the Director is not in office since the most recent annual meeting of shareholders held prior to such Director’s election or appointment. Further, a Nonemployee Director elected for the first time to the Board at an annual meeting of shareholders shall only receive an Initial Option in connection with such election, and shall not also receive an Annual Option on the fifth business day following such meeting.
     (d) Option Price: The price per share of Common Stock at which an Option may be exercised shall be 100% of the Fair Market Value per share of the Common Stock on the date the Option is granted.
     (e) Option Period and Limitations on the Right to Exercise Options: The Option Period of an Option shall be 10 years from the date of grant. Initial Options shall become exercisable as provided in Section 7(e)(i), and Annual Options shall become exercisable as provided in Section 7(e)(ii). To the extent that all or part of an Option becomes exercisable but is not exercised, such Option shall accumulate and be exercisable by the Director in whole or in part at any time before the expiration of the Option Period. Any Option or portion thereof not exercised before expiration of the Option Period (or such earlier date as may be provided in Section 7(g) herein) shall terminate.
     (i) Initial Options. An Initial Option shall vest and become exercisable with respect to one-third of the shares subject to the Option on the date of grant. An Initial Option shall vest and become exercisable with respect to the remaining two-thirds of the shares subject to the Option in two equal annual installments on each of the first and second anniversaries of the date of grant, so that an Initial Option will be vested and exercisable in full on the second anniversary of the date of grant, provided that the Nonemployee Director remains in service on each such vesting date.
     (ii) Annual Options. An Annual Option shall vest and become exercisable on the date of grant.
     (f) Manner of Exercise: An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The total number of shares that may be acquired upon exercise of an Option shall be rounded down to the nearest whole share. Unless an Option Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, if and to the extent permitted by the Administrator and applicable laws, rules and regulations (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:
     (i) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;
     (ii) By shares of Common Stock withheld upon exercise;
     (iii) By delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price;
     (iv) By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; and/or
     (v) By any combination of the foregoing methods.
Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value as of the date of exercise.
     (g) Effect of Termination of Service on Right to Exercise: Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), in the event that a Participant terminates service as a Director, (i) an Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the close of the Option Period, and (ii) any Option (or portion thereof) which has not vested and become exercisable as of the Participant’s Termination Date shall terminate as of the Participant’s Termination Date. If the services of a Nonemployee Director are terminated for Cause, his Option (whether vested or unvested) shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.
     (h) Nontransferability: An Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.
8. No Right or Obligation of Continued Service
     Neither the Plan, the grant of an Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Corporation as a Director or to interfere in any way with the right of the Corporation to terminate the Participant’s service at any time. Except as may be otherwise provided in the Plan or an Option Agreement (or as may be otherwise determined by the Administrator), all rights of a Participant with respect to an Option shall terminate immediately upon the Participant’s termination of service as a Director.
9. Amendment and Termination of the Plan
     (a) Amendment and Termination of Plan: The Plan may be amended, altered and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) except for adjustments made pursuant to Section 5(c), the Option Price for any outstanding Option may not be decreased after the date of grant, nor may any outstanding Option be surrendered to the Corporation as consideration for the grant of a new Option with a lower Option Price than the original Option, without shareholder approval of any such action.
     (b) Amendment of Options: The Administrator may amend, alter or terminate any Option granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Option shall not, without the consent of the recipient of an outstanding Option, materially adversely affect the rights of the recipient with respect to the Option.
     (c) Unilateral Authority of Administrator to Modify Plan and Options: Notwithstanding Section 9(a) and Section 9(b) herein, the following provisions shall apply:
     (i) The Administrator shall have unilateral authority to amend the Plan and any Option (without Participant consent and without shareholder approval, unless such shareholder approval is required by applicable laws, rules or regulations) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but not limited to Code Section 409A and federal securities laws).
     (ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.
10. Restrictions on Options and Shares
     The Corporation may impose such restrictions on Options, shares and any other benefits underlying Options hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate(s) for shares issued pursuant to exercise of an Option hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
11. Change of Control
     (a) Notwithstanding any other provision of the Plan to the contrary, and unless and Option Agreement provides otherwise (or as may otherwise be required under Code Section 409A), in the event of a Change of Control, all options outstanding as of the date of such Change of Control shall become fully vested and exercisable, whether or not then otherwise vested and exercisable.

     (b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or an Affiliate, the Administrator may, in its sole and absolute discretion, determine that any or all Options granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of options granted under the Plan or the grant of substitute options (in either case, with substantially similar terms or equivalent economic benefits as Options granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 11(b), the Committee shall be appointed by the Board, two-thirds of the members of which shall have been Directors of the Corporation prior to the merger, shall exchange, reorganization or other business combinations affecting the Corporation or an Affiliate.
12. Compliance with Code Section 409A
     Notwithstanding any other provision in the Plan or an Option Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Option granted under the Plan, it is the general intention of the Corporation that the Plan and all such Options shall, to the extent practicable, comply with Code Section 409A, and the Plan and any such Option shall, to the extent practicable, be construed in accordance therewith. Deferrals pursuant to an Option otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Option, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Option, as applicable. Further, in the event that the Plan or any Option shall be deemed not to comply with Code Section 409A, then neither the Corporation, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.
13. General Provisions
     (a) Shareholder Rights: Except as otherwise determined by the Administrator, a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the Option Price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(f)(iii)).
     (b) Withholding: If and to the extent required by applicable laws, rules or regulations, the Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable with respect to an Option. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an Option to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.
     (c) Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto.
     (d) Unfunded Plan; No Effect on Other Plans:
     (i) The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Options under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.
     (ii) The amount of any compensation deemed to be received by a Participant pursuant to an Option shall not constitute compensation with respect to which any other benefits of such Participant are determined, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.
     (iii) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.
     (e) Applicable Law: The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.
     (f) Beneficiary Designation: The Administrator may permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Options (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent that the Plan and/or Option Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.
     (g) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

     (h) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     (i) Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
     (j) Successors and Assigns: The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.
     (k) Right of Offset: Notwithstanding any other provision of the Plan or an Option Agreement, the Corporation may reduce the amount of any benefit otherwise distributable to or on behalf of a Participant by the amount of any obligation of the Participant to the Corporation that is or becomes due and payable.

RF MICRO DEVICES, INC.
CASH BONUS PLAN

RF MICRO DEVICES, INC.
CASH BONUS PLAN
1. Purpose
     The purpose of the RF Micro Devices, Inc. Cash Bonus Plan, as it may be amended (the “Plan”), is to provide selected salaried employees of RF Micro Devices, Inc. or an affiliate thereof (collectively, the “Company” unless the context otherwise requires) with awards (“awards”) in the form of cash bonuses based upon attainment of preestablished, objective performance goals, thereby promoting a closer identification of the participating employees’ interests with the interests of the Company and its shareholders, and further stimulating such employees’ efforts to enhance the efficiency, profitability, growth and value of the Company.
2. Plan Administration
     The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company or a subcommittee of the Committee. To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee shall be comprised of at least two members and each member of the Committee (or subcommittee of the Committee) shall be an “outside director” as defined in Code Section 162(m) and related regulations. In addition to action by meeting in accordance with applicable laws, any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the terms of the Plan, the Committee shall have full authority in its discretion to take any action with respect to the Plan. Without limiting the foregoing, the Committee has full authority in its discretion to take any action with respect to the Plan including but not limited to the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards and all terms, conditions, restrictions and limitations of an award; and (ii) to construe and interpret the Plan and any instruments evidencing awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s authority to grant awards and authorize payments under the Plan shall not in any way restrict the authority of the Committee to grant compensation to employees under any other compensation plan or program of the Corporation. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final, binding and conclusive. Notwithstanding the foregoing, the Committee may delegate the administration of the Plan to one or more of its designees (subject to any conditions imposed by the Committee), but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid under the Plan to “covered employees” (as such term is defined in Code Section 162(m) and related regulations). In the case of any such delegation, references to the “Committee” herein shall include such designee or designees, unless the context otherwise requires. No member of the Board or the Committee shall be liable for any action, determination or decision made in good faith with respect to the Plan or any award paid under it. The members of the Board and the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation or by law.

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3. Eligibility
     The participants in the Plan (individually, a “participant,” and collectively, the “participants”) shall be those salaried employees of the Company who are designated from time to time as participants by the Committee. Eligible participants shall be selected to participate on an annual or other periodic basis as determined by the Committee. With respect to those participants who are “covered employees,” such designation shall be made during the first 90 days of each performance period and before 25% of the relevant performance period has passed (or otherwise made at such time and on such terms as will ensure that the award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)). Participation in the Plan for any one performance period does not guarantee that an employee will be selected to participate in any other performance period. (For the purposes of the Plan, “performance period” shall mean a period established by the Committee during which performance shall be measured to determine if any payment will be made under the Plan. A performance period may be coincident with one or more fiscal years of the Company, or a portion thereof.)
4. Nature of Awards
     Awards granted under the Plan shall be in the form of cash bonuses.
5. Awards
     (a) Grant of Awards: At the time performance objectives are established for a performance period as provided in Section 5(b) herein, the Committee also shall assign to each participant a target cash bonus award applicable for the particular performance period (each, a “target bonus”). A participant’s award, if any, shall be earned based on the attainment of written performance objectives approved by the Committee for a specified performance period, as provided in Section 5(b) herein. In the case of awards granted to covered employees, such performance objectives shall be established by the Committee (i) while the outcome for the performance period is substantially uncertain, and (ii) (A) no more than 90 days after the commencement of the performance period to which the performance objective relates and (B) before 25% of the relevant performance period has elapsed (or otherwise at such time and upon such terms as to ensure that the award will, to the extent practicable, qualify as “performance-based compensation” for purposes of Code Section 162(m)). During any fiscal year of the Company, no participant may be granted more than the maximum award limitation stated in Section 5(c) herein. The Committee may adjust awards as appropriate for partial achievement of goals, exemplary effort on the part of a participant and/or outside mitigating circumstances and may also make necessary and appropriate adjustments in performance goals; provided, however, that, except as may be otherwise provided in Section 6 and/or Section 7, no such adjustment shall be made to an award granted under the Plan to a participant who is a “covered employee” if such adjustment would cause the award to fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).
     (b) Performance Objectives: For each performance period, the Committee shall establish one or more objective performance measures and specific goals for each participant and/or for each group of participants. The performance objectives established by the Committee shall be based on one or more performance measures that apply to the individual participant (“individual performance”), the participant’s business unit/function performance (“business unit/function performance”), the Company as a whole (“corporate performance”), or any combination of

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individual performance, business unit/function performance or corporate performance. If a participant’s performance goals are based on a combination of individual performance, business unit/function performance and/or corporate performance, the Committee may weight the importance of each type of performance that applies to such participant by assigning a percentage to it. In the case of covered employees, the performance objectives shall be objective and shall be based upon one or more of the following criteria: (i) objective goals for revenue; (ii) gross margins; (iii) earnings per share; (iv) net bookings; (v) module productions; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) book value per share; (x) return on shareholders’ equity; (xi) return on investment; (xii) return on capital; (xiii) improvements in capital structure; (xiv) expense management; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price or total shareholder return; (xviii) market share; (xix) revenues or sales; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic wealth created, and/or (xxv) strategic business criteria, based on meeting specified goals or objectives related to market penetration, geographic business expansion, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, quality matrices, customer service matrices and/or execution of pre-approved corporate strategy. In addition, with respect to participants who are not covered employees, the Committee may approve performance objectives based on other criteria, which may or may not be objective. The foregoing criteria may relate to the Company, one or more of its affiliates or one or more of its divisions, units, partnerships, joint venturers or minority investments, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof. In addition, the performance objectives may be calculated without regard to extraordinary items, except as may be limited under Code Section 162(m) in the case of a covered employee.
     (c) Earning of Awards: As soon as practicable after the end of the performance period, the Committee shall determine whether the performance goals for the performance period were achieved and, if so, at what level of achievement under specific formulae established for the performance period. If the performance goals were met for the performance period, the Committee shall determine the amount, if any, of the award earned by each participant and such award shall be paid in accordance with Section 5(e) herein (subject, however, to the limitation on awards stated in Section 5(d) herein).
     (d) Maximum Award Payable to Any One Participant: Other provisions of the Plan notwithstanding, the maximum amount of cash bonus awards that may be granted under the Plan to any one participant in any one fiscal year shall not exceed $5,000,000.
     (e) Payment of Awards: An award earned by a participant with respect to a performance period shall be paid to him as soon as practicable following the determination of the amount of the award and, with respect to participants who are covered employees, the Committee’s written certification that the participant achieved his performance goals. Without limiting the foregoing, awards payable under the Plan shall be paid no later than the later of (i) the date that is 2-1/2 months after the end of the participant’s first taxable year in which the amount is no longer subject to a

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substantial risk of forfeiture, or (ii) 2-1/2 months after the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or shall otherwise be structured in a manner to be exempt from, or in compliance with, Code Section 409A. Notwithstanding the foregoing, when the Company reasonably anticipates that any deduction for its payment would be limited or eliminated by Code Section 162(m), such payment will be delayed until the earlier of when the Company reasonably anticipates that the deduction will not be limited or eliminated by Code Section 162(m) or the calendar year in which the participant separates from service or otherwise structured to comply with Code Section 409A, related regulations and other guidance. The Committee shall not have any discretion to increase the amount of an award earned and payable pursuant to the terms of the Plan to any participant who is a covered employee (except to the extent otherwise provided pursuant to Section 7 herein in the event of a change of control ). The Committee shall have the discretion to reduce or eliminate the amount of an award otherwise earned and payable pursuant to the terms of the Plan to any participant.
6. Termination of Employment and Other Events; Covenants
     The Committee shall specify the circumstances in which awards shall be paid or forfeited in the event of termination of employment by the participant or other event prior to the end of a performance period or prior to payment of such awards. Unless otherwise determined by the Committee, if a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant’s employment is otherwise terminated (except for cause by the Company) during a performance period, a pro rata share of the participant’s award based on the period of actual participation may, at the Committee’s discretion, be paid to the participant after the end of the performance period if it would have become earned and payable had the participant’s employment status not changed. The Committee may require a participant, as a condition to the grant or payment of an award, to have entered into agreements or covenants with the Company obligating the participant to not compete, to not interfere the relationships of the Company with customers, suppliers or employees in any way, to refrain from disclosing or misusing confidential or proprietary information of the Company, and to take or refrain from taking such other actions adverse to the Company as the Committee may specify. The form of such agreements or covenants shall be specified by the Committee, which may vary such form from time to time and require renewal of the agreements or covenants, as then specified by the Committee, in connection with the allocation or payout of any award. For the purposes herein, termination for “cause” shall mean termination for cause under the terms of any employment, consulting, change in control or similar agreement if any, between the Company and the participant, or, if none, “cause” shall have the meaning ascribed to such term under the Company’s 2003 Stock Incentive Plan (as it may be amended) or any other applicable stock plan.
7. Change of Control
     (a) Notwithstanding any other provision in the Plan to the contrary, and except as may be otherwise provided in Section 7(b) herein, in the event of a change of control (as defined in Section 7(c)), all awards granted pursuant to the Plan shall be deemed to be earned based on the assumption that any applicable performance goals were met in full (100%); provided, however, that the amount of any such bonus shall be reduced on a pro rata basis, so that the participant shall only receive a pro rata portion of the bonus for each completed month of the applicable performance period which had elapsed when the change of control occurred. By way of example (and not limitation), if (i) a participant would have been entitled to a $100,000 bonus based on attainment of

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100% of applicable performance goals during a 12-month performance period, and (ii) a change of control occurs during the seventh month of the performance period, the participant shall be entitled to a $50,000 bonus (one-half of the $100,000 bonus that would otherwise have been payable if the full performance period had elapsed), treating any applicable performance goals as being fully met. In the event of a change of control, any bonuses payable under Section 7 (whether payable pursuant to Section 7(a) or Section 7(b) herein) shall be immediately due and payable, without regard to whether such bonuses are deductible under Code Section 162(m) and without regard to whether the participant continues in service in the same position following the change of control, has a change in position or responsibility, or is terminated from employment with the Company (or successor or surviving corporation). In addition, without in any way limiting the preceding, in the event that a participant has entered into a change in control agreement or similar agreement with the Company, the participant shall be entitled to the greater of the benefits payable upon a change of control of the Company pursuant to Section 7(a) or Section 7(b) herein or the respective change in control agreement or similar agreement, and such change in control agreement or similar agreement shall not be construed to reduce in any way the benefits otherwise payable to a participant upon the occurrence of a change of control as defined in the Plan.
     (b) Notwithstanding the provisions of Section 7(a), in the event that a “change of control” (as defined in Section 7(c) herein) occurs, the Committee may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not be payable on a pro rata basis as provided in Section 7(a) herein but shall instead be deemed to be earned up to 100% and treated as if up to 100% of all applicable performance goals for up to 100% of the applicable performance period were met (in which case such awards shall become immediately due and payable for the full performance period, notwithstanding the date of the change of control event during the performance period or the deductibility of awards under Code Section 162(m)), if the Corporation or the surviving or acquiring corporation, as the case may be, shall not have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. Any payments made pursuant to this Section 7(b) may not be less than the amount of pro rata bonus payments that would otherwise be payable under Section 7(a) herein. For the purposes herein, assuming that the Committee is acting as the Plan administrator authorized to make the determinations provided for in this Section 7(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related entity.
     (c) For the purposes herein, for each participant, a “change of control” shall have the definition given the term “change in control” in the participant’s change in control agreement with the Company, or, if the participant has not entered into a change in control agreement with the Company, then a “change of control” shall be deemed to have occurred on the earliest of the following dates:
     (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;

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     (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or
     (iii) The date there shall have been a change in a majority of the Board within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.
(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)
8. No Right to Employment
     Nothing contained in this Plan or any action taken pursuant to the Plan shall be construed as conferring upon any participant the right or imposing upon him the obligation to continue in the employment of or service to the Company, nor shall it be construed as imposing upon the Company the obligation to continue the employment or service of a participant. Except as may be otherwise provided in the Plan or determined by the Committee, all rights of a participant with respect to an award and distribution of any cash payment subject to an award shall terminate and be forfeited upon a participant’s termination of employment or service with the Company.
9. Amendments
     The Board of Directors of the Company may amend, discontinue or terminate the Plan in whole or in part at any time, provided that (a) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable laws, rules or regulations; and (b) except as otherwise provided in Section 5(e), no such amendment, discontinuance or termination of the Plan shall adversely affect any award earned and payable under the Plan as of the date of such amendment or termination without the participant’s consent. However, notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but in no way limited to Code Section 162(m) and Code Section 409A, related regulations and other guidance).

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10. Effective Date
     The Plan shall become effective on June 1, 2006, subject to the approval by the shareholders of the Company as required by Code Section 162(m) and related regulations. To the extent required under Code Section 162(m), awards under the Plan granted prior to such shareholder approval shall be conditioned upon and shall be payable only upon approval of such performance criteria by the shareholders of the Company in accordance with the requirements of Code Section 162(m).
11. Miscellaneous
     (a) Taxes; Offset: Any tax required to be withheld by any government authority shall be deducted from each award. The Committee, in its sole discretion (but subject to applicable law), may apply any amounts payable to any participant hereunder as a setoff to satisfy any liabilities owed to the Company by the participant.
     (b) Nonassignability: Unless the Committee determines otherwise, awards and any other rights under the Plan shall not be subject to anticipation, alienation, pledge, transfer or assignment by any person entitled thereto, except by designation of a beneficiary or by will or the laws of intestate succession.
     (c) No Trust; Unfunded Plan: The obligation of the Company to make payments hereunder shall constitute a liability of the Company to the participants. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the participants nor their beneficiaries shall have any interest in any particular assets of the Company by reason of its obligations hereunder. Nothing contained in this Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the participants or any other person or constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.
     (d) Impact of Plan Award on other Plans: Awards granted pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company, unless either (i) such other plan, program or arrangement provides that compensation in the form of awards payable under the Plan are to be considered as compensation thereunder, or (ii) the Committee so determines. The adoption of the Plan shall not affect any other incentive or other compensation plans or programs in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company.
     (e) Facility of Payments: If a participant or any other person entitled to receive an award under this Plan (the “recipient”) shall, at the time payment of any such amount is due, be incapacitated so that such recipient cannot legally receive or acknowledge receipt of the payment, then the Committee, in its sole and absolute discretion, may direct that the payment be made to the legal guardian, attorney-in-fact or person with whom such recipient is residing, and such payment shall be in full satisfaction of the Company’s obligation under the Plan with respect to such amount.

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     (f) Beneficiary Designation: The Committee may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards, if any, to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant’s death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Committee determines otherwise. The Committee shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.
     (g) Governing Law: The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws.
     (h) Compliance with Code Section 162(m): The Company intends that compensation under the Plan payable to covered employees will, to the extent practicable, constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and related regulations, unless otherwise determined by the Committee. Accordingly, the provisions of the Plan shall be administered and interpreted in a manner consistent with Code Section 162(m) and related regulations. If any provision of the Plan or any award that is granted to a covered employee (in each case, other than payments to be made pursuant to Section 6 and/or Section 7 herein) does not comply or is inconsistent with the requirements of Code Section 162(m) or related regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
     (i) Adjustments: The Committee is authorized at any time during or after the completion of a performance period, in its sole discretion, to adjust or modify the terms of awards or performance objectives, or specify new awards, (i) in the event of any large, special and non- recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporate transaction, (ii) in recognition of any other unusual or nonrecurring event affecting the Company or the financial statements of the Company (including events described in (i) above as well as acquisitions and dispositions of businesses and assets and extraordinary items determined under generally accepted accounting principles), or in response to changes in applicable laws and regulations, accounting principles, and tax rates (and interpretations thereof) or changes in business conditions or the Committee’s assessment of the business strategy of the Company. Unless the Committee determines otherwise, no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of such adjustment would cause awards granted under the Plan to covered employees whose compensation is intended to qualify as “performance-based compensation” under Code Section 162(m) and related regulations to fail to so qualify.
     (j) Compliance with Code Section 409A: Notwithstanding any other provision in the Plan or an award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any award granted under the Plan, it is the general intention of the Company that the Plan and any such award shall, to the extent practicable, be construed in accordance therewith. Deferrals pursuant to an award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A requires that any special terms, provision or conditions be included in the Plan or any

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award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan and/or award, as applicable. Further, in the event that the Plan or any award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents shall be liable to any participant or other persons for actions, decisions or determinations made in good faith.
     (k) Restrictions on Awards: Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to make any distribution of benefits under the Plan or take any other action, unless such distribution or action is in compliance with applicable laws, rules and regulations (including but not limited to applicable requirements of the Code).
     (l) Gender and Number: Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.
     (m) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     (n) Binding Effect: The Plan shall be binding upon the Company, its successors and assigns, and participants, their legal representatives, executors, administrators and beneficiaries.

9

ANNUAL MEETING OF SHAREHOLDERS OF
RF MICRO DEVICES, INC.
August 1, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided. â
  ■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1. Proposal to elect eight directors for one-year terms and until their successors are duly elected and qualified.					2.	Proposal to amend the Employee Stock Purchase Plan to increase the number of shares authorized for issuance.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Robert A. Bruggeworth Daniel A. DiLeo Jeffery R. Gardner David A. Norbury Dr. Albert E. Paladino William J. Pratt Erik H. van der Kaay Walter H. Wilkinson, Jr.		3.	Proposal to (a) amend the 2003 Stock Incentive Plan to increase the number of shares authorized for issuance and (b) approve certain terms designed to preserve the tax deductibility of certain compensation paid under the 2003 Stock Incentive Plan, pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.	☐	☐	☐

					4.	Proposal to adopt the 2006 Directors Stock Option Plan.	☐	☐	☐
					5.	Proposal to adopt the Cash Bonus Plan.	☐	☐	☐
					6.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●
					THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS IN FACT, OR EITHER OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 2006.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

☐ ■
PROXY
RF MICRO DEVICES, INC.
AUGUST 1, 2006 ANNUAL MEETING
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
RF MICRO DEVICES, INC.
     The undersigned shareholder of RF Micro Devices, Inc., a North Carolina corporation (the "Company"), appoints Robert A. Bruggeworth and William A. Priddy, Jr., or either of them, with full power to act alone, the true and lawful attorneys in fact of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held at the Greensboro-High Point Airport Marriott, One Marriott Drive, Greensboro, North Carolina on Tuesday, August 1, 2006 at 1:30 p.m., local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:
The shares represented by this Proxy will be voted in accordance with the instructions of the undersigned shareholder(s) when instructions are given in accordance with the procedures described herein and the accompanying proxy statement. This Proxy, if duly executed and returned, will be voted "for" the proposals described herein if no instruction to the contrary is indicated. If any other business is properly presented at the annual meeting, this Proxy will be voted in accordance with the best judgment of the proxies identified above.
(Continued and to be signed on the reverse side.)
■	14475 ■